                              AMENDED AND RESTATED
                                CREDIT AGREEMENT




                                     between




                        COMPUTER LEARNING CENTERS, INC.,




                                       and




                           FIRST UNION NATIONAL BANK,
                            as successor-by-merger to
                              CORESTATES BANK, N.A.


                         TABLE OF CONTENTS
                         -----------------
                                                                              PAGE
                                                                              ----
SECTION 1. CONSTRUCTION AND DEFINITIONS                                         2
         1.1      Defined Terms                                                 2
         1.2      Other Definitional Provisions                                 14
SECTION 2. AMOUNT AND TERMS OF LOAN COMMITMENTS                                 15
         2.1      Revolving Credit Commitment                                   15
         2.2      Revolving Credit Note                                         16
         2.3      Procedure for Revolving Credit Borrowing                      16
         2.4      Unused Facility Fee                                           16
         2.5      Reduction of Revolving Credit Commitment                      17
         2.6      Payment at Revolving Credit Termination Date                  17
         2.7      Conversion of Revolving Credit Loans to Convertible Term
                  Loans                                                         17
         2.8      Convertible Term Loan Units                                   17
         2.9      Convertible Term Loan Note                                    17
         2.10     Optional Prepayments                                          17
         2.11     Interest Rate Conversion Options; Minimum Amount of Loans     17
         2.12     Number and Amounts of Eurodollar Tranches                     17
         2.13     Interest Rates and Payment Dates                              17
         2.14     Computation of Interest and Fees                              18
         2.15     Inability to Determine Interest Rate                          18
         2.16     Payments                                                      18
         2.17     Illegality                                                    18
         2.18     Requirements of Law                                           19
         2.19     Taxes                                                         20
         2.20     Indemnity                                                     20
         2.21     Certain Calculations                                          20
 SECTION 3. LETTERS OF CREDIT                                                   20
         3.1      Letter of Credit Commitment                                   20
         3.2      Procedure for Issuance and Renewal of Letters of Credit       21
         3.3      Reimbursement of the Lender                                   21
         3.4      Commissions, Fees and Charges                                 21
         3.5      Interest on Amounts Disbursed under Letters of Credit         22
         3.6      Computation of Interest and Fees; Payment not on Business
                  Days                                                          22
         3.7      Increased Costs                                               22
         3.8      Nature of Obligations and Indemnities                         23
         3.9      Inconsistency in Documents                                    25
 SECTION 4. REPRESENTATIONS AND WARRANTIES                                      25
         4.1      Financial Condition                                           25
         4.2      No Change                                                     25
         4.3      Organization and Good Standing; Compliance with Law           25

         4.4      Authorization; Enforceable Obligations                        26
         4.5      No Legal Bar                                                  26
         4.6      No Material Litigation; Labor Matters                         26
         4.7      No Default                                                    26
         4.8      Ownership of Property; Liens                                  27
         4.9      Business Premises                                             27
         4.10     Subsidiaries                                                  27
         4.11     Environmental                                                 27
         4.12     Solvency                                                      27
         4.13     Taxes                                                         28
         4.14     Federal Regulations                                           28
         4.15     Employee Matters                                              28
         4.16     Investment Company Act; Other Regulations                     30
         4.17     Accuracy and Completeness of Information                      30
         4.18     Purpose of Loans                                              31
         4.19     CLCQ and Delta College                                        31
 SECTION 5. CONDITIONS PRECEDENT                                                33
         5.1      Conditions to Initial Extensions of Credit                    33
                  (a)      Credit Documents                                     33
                  (b)      Borrowing Certificate                                33
         5.2      Post-Closing Requirements                                     33
                  (a)      Borrower Proceedings                                 33
                  (b)      Borrower Incumbency Certificate                      34
                  (c)      Subsidiary Credit Documents                          34
                  (d)      Consents                                             34
                  (e)      Related Agreements                                   34
                  (f)      Subsidiary Proceedings                               34
                  (g)      Subsidiary Incumbency Certificate                    34
                  (h)      Subsidiary Organizational Documents                  35
                  (i)      Filings, Registrations and Recordings                35
                  (j)      Legal Opinions                                       35
                  (k)      Landlord Agreement                                   35
                  (l)      Other Documents                                      35
                  (m)      Payment of Expenses                                  35
         5.3      Conditions to Each Loan                                       35
                  (a)      Representations and Warranties                       35
                  (b)      No Default                                           35
                  (c)      No Material Litigation                               35
                  (d)      No Material Adverse Change                           35
                  (e)      Additional Matters                                   36
 SECTION 6. AFFIRMATIVE COVENANTS                                               36
         6.1      Financial Information                                         36
         6.2      Payment of Obligations                                        38
         6.3      Conduct of Business and Maintenance of Existence              38
         6.4      Maintenance of Property; Insurance                            38

         6.5      Inspection of Property and Books and Records                  39
         6.6      Notices                                                       39
         6.7      Government Regulations                                        40
         6.8      Employee Benefit Plans                                        40
         6.9      Environmental                                                 40
         6.10     Perfection of Security Interest                               41
         6.11     Year 2000 Compatibility                                       41
         6.12     Primary Bank Accounts                                         42
 SECTION 7. NEGATIVE COVENANTS                                                  42
         7.1      Financial Condition Covenants                                 42
                  (a)      Leverage Ratio                                       42
                  (b)      Fixed Charge Coverage Ratio                          42
                  (c)      Current Ratio                                        42
                  (d)      Tangible Net Worth                                   42
         7.2      Limitation on Indebtedness                                    43
         7.3      Limitation on Liens                                           43
         7.4      Limitation on Negative Pledge Clauses                         44
         7.5      Limitation on Contingent Obligations                          44
         7.6      Limitations on Fundamental Changes                            44
         7.7      Limitation on Acquisitions                                    44
         7.8      Limitation on Sale of Assets                                  44
         7.9      Limitation on Restricted Payments                             45
         7.10     Limitation on Transactions with Affiliates                    45
         7.11     Limitation on Subsidiaries                                    45
         7.12     Limitation on Investments, Loans and Advances                 45
         7.13     Limitation on Optional Payments and Modifications             46
         7.14     Limitation on Sale and Leaseback                              46
         7.15     Fiscal Year                                                   46
         7.16     Places of Business                                            46
         7.17     Change of Name                                                46
         7.18     ERISA                                                         46
         7.19     Environmental                                                 46
         7.20     Limitation on Inconsistent Agreements                         47
 SECTION 8. EVENTS OF DEFAULT                                                   47
 SECTION 9. MISCELLANEOUS                                                       51
         9.1      Amendments and Waivers                                        51
         9.2      More Restrictive Provisions                                   51
         9.3      Notices                                                       52
         9.4      No Waiver; Cumulative Remedies                                52
         9.5      Survival of Representations and Warranties                    52
         9.6      Payment of Expenses and Taxes                                 53
         9.7      Further Assurances                                            53
         9.8      Unenforceability                                              53

         9.9      Indemnification Concerning Fees                               54
         9.10     Waiver of Trial by Jury                                       54
         9.11     Additional Waivers                                            54
         9.12     Successors and Assigns; Transfers of Interests                54
         9.13     Counterparts                                                  55
         9.14     Governing Law                                                 55
         9.15     Submission To Jurisdiction                                    55
         9.16     Release                                                       55
         9.17     Waiver by Lender                                              56
Schedule I        Borrower Business Premises
Schedule 4.6      Litigation
Schedule 4.11     Environmental Matters
Schedule 7.3      Permitted Liens


Exhibit A         Form of Officer Default Certificate
Exhibit B         Form of Officer Financial Covenant Certificate
Exhibit C         Sweep Plus Loan and Investment Services Description
Exhibit D         Form of Borrowing Certificate
Exhibit E         Form of Projections
Exhibit F         CLCQ Capital Stock

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

       This AMENDED AND RESTATED CREDIT AGREEMENT is made as of the 31st day of December, 1999, by and between COMPUTER LEARNING CENTERS, INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, as successor by merger to CORESTATES BANK, N.A. (the "Lender").

                                    RECITALS

       1. The Lender and the Borrower are parties to a Credit Agreement dated as of December 23, 1996, which evidences a line of credit facility for advances under a line of credit for working capital, and for the issuance of letters of credit for the account of the Borrower. The Credit Agreement was amended pursuant to a First Amendment Agreement dated October 30, 1998 and a Second Amendment Agreement dated June 10, 1999.

       2. The debt under the line of credit facility is evidenced by an Amended and Restated Revolving Credit Note dated October 30, 1998 in the face amount of $20,000,000.

       3. Payment of the Amended and Restated Revolving Credit Note is secured by a security interest in the personal property collateral described in a Security Agreement dated December 23, 1996.

       4. As of December 22, 1999, there was due under the Amended and Restated Revolving Credit Note principal of $5,425,000 and interest of $65,503.82. In addition, the Lender has issued the following letters of credit for the account of the Borrower:


    Letter of Credit Number                    Amount
    -----------------------                    ------
          M 407953                            $750,000.00
          M 409910                             $25,800.00
          M 409947                             $34,000.00
            406477                          $2,142,000.00
            400152P                            $91,128.50
            400153                          $1,000,000.00

       5. The Borrower has requested that the Lender modify certain terms of the Existing Credit Facility (as defined below), and waive the Borrower's failure to comply with the Fixed Charge Coverage Ratio covenant for the quarter ending October 31, 1999. The Lender is agreeable to modifying certain terms and conditions of the Existing Credit Facility, and waiving the Borrower's failure to comply with the financial covenant for the quarter ending October 31, 1999, as set forth below.

       In consideration of the foregoing, the Lender and the Borrower agree as follows:

                  SECTION 1. CONSTRUCTION AND DEFINITIONS

       1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

       "Accountant Default Certificate": a certificate, in form and content satisfactory to the Lender, of the independent certified public accountants who reviewed annual financial statements of the Borrower and its Subsidiaries (a) certifying to the Lender whether, in the course of such review, any information came to their attention causing them to know or believe that any Default or Event of Default existed and, if so, setting forth the facts relevant thereto, and (b) certifying to the Lender that they reviewed the Officer Financial Covenant Certificate accompanying such financial statements and certifying to the Lender whether they have any reason to know or believe that any of the calculations contained in such Officer Financial Covenant Certificate are not accurate in any material respect and, if so, setting forth the facts relevant thereto.

       "Adjusted Net Income": for a particular period, the consolidated net income of the Borrower and its Subsidiaries for such period determined in conformity with GAAP consistently applied, plus, to the extent deducted in determining such net income for such period, (a) provision for taxes applicable to such period, (b) the amount of all depreciation, amortization and other noncash charges applicable to such period, (c) the amount of Interest Expense applicable to such period, and (d) the amount of all payments required to be made by the Borrower and its Subsidiaries (whether or not actually made) during such period on account of Operating Leases, minus fifty percent (50%) of the amount of Capital Expenditures during such period.

       "Affiliate": as to any Person: (a) any Person in which such Person legally or beneficially owns or holds, directly or indirectly, twenty-five percent (25%) or more of the capital stock, partnership interests, joint venture interests, membership interests or other equity interests; (b) any partnership in which such Person is a general partner or any joint venture in which such Person is a joint venturer; and (c) any Person that is a director, officer or employee of any of the foregoing or of such Person or that legally or beneficially owns or holds, directly or indirectly, twenty-five percent (25%) or more of the capital stock, partnership interests, joint venture interests, membership interests or other equity interests in any of the foregoing or in such Person.

       "Agreement": this Amended and Restated Credit Agreement, as amended, modified, extended, renewed, supplemented or replaced from time to time.

       "Authorized Officer": in the case of any Person, the President or any Vice President of such Person whose name and title appears on a certificate of incumbency of the authorized officers of such Person delivered concurrently with the execution of this Agreement, as such certificate of incumbency may be amended from time to time.

       "Available Commitment": on a particular date, the amount, if any, by which the Revolving Credit Maximum Amount as of such date exceeds the Total Applicable Usage as of such date.

       "Borrower Business Premises": the collective reference to the Borrower Chief Executive Office and the other premises of the Borrower identified in
Schedule I.

       "Borrower Chief Executive Office": the real property and improvements leased by the Borrower known as 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030 until the Borrower changes the location of its chief executive office (which the Borrower believes will occur on or about February 1, 2000), at which time the Borrower Chief Executive Office shall be 10021 Balls Ford Road, Manassas, Virginia 20109.

       "Borrower Institution": any campus or institution of the Borrower or any of its Domestic Subsidiaries, or any branch or location of any thereof, engaged or created or intended to be engaged, directly or indirectly, in any business or business operations of the Borrower or any of its Domestic Subsidiaries, including the provision of information technology training or services, computer-related training or services or other educational training or services.

       "Borrower Security Agreement": as amended, modified, extended, renewed, supplemented or replaced from time to time, the Amended and Restated Security Agreement dated of even date herewith, by the Borrower in favor of the Lender.

       "Borrowing Date": any Business Day specified in a notice pursuant to Subsection 2.3 as a date on which the Borrower requests the Lender to make a Revolving Credit Loan hereunder.

       "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in McLean, Virginia, are authorized or required by law to close.

       "Canadian Corporations": collectively, CLCQ and Delta College.

       "Capital Expenditures": for a particular period, the aggregate amount of expenditures made or accrued by the Borrower and its Subsidiaries during such period (including expenditures made with respect to Capital Leases) which, in conformity with GAAP, are required to be included in a property, plant, equipment or comparable fixed asset account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries, but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of loss of or damage to the assets being replaced or restored or from awards of compensation arising from the taking by condemnation or eminent domain of the assets being replaced or restored.

       "Capital Lease": in the case of any Person, any lease of any property (real, personal or mixed) by such Person as lessee which, in conformity with GAAP, would be required to be capitalized on a balance sheet of such Person.

       "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States of America, or any agency or instrumentality thereof, having maturities of not more than 24 months from the date of acquisition; (b) time deposits with the Lender, certificates of deposit issued by the Lender, and time deposits with, and certificates of deposit issued by, any commercial bank incorporated under the laws of the United States of America or any state thereof which has a combined capital, surplus and undivided profits at least equal to One Hundred Million Dollars ($100,000,000.00), and having maturities of not more than 18 months from the date of acquisition; (c) repurchase obligations with a term of not more than 7 days underlying securities of the types described in clauses (a) and (b) above entered into with the Lender or with any commercial bank incorporated under the laws of the United States of America or any state thereof which has a combined capital, surplus and undivided profits at least equal to One Hundred Million Dollars ($100,000,000.00); and (d) commercial paper of the Lender or the holding company controlling the Lender and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and, in either case, maturing within 24 months after the date of acquisition.

       "Certified" shall mean that the information, statement, schedule, report or other document required to be "Certified" contains a representation by the Borrower that to the Borrower's knowledge and belief after diligent inquiry, such information, statement, schedule, report or other document is true and complete in all material respects.

       "Change of Control": (a) any Person, or two or more Persons acting in concert, shall directly or indirectly acquire, after the date of this Agreement, beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of thirty percent (30%) or more of the issued and outstanding voting capital stock of the Borrower on a fully-diluted basis; or (b) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Borrower (together with any new director whose election by or whose nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of such time or whose election or nomination for election was previously so approved) shall for any reason cease to constitute a majority of the Board of Directors of the Borrower.

       "CLCQ": Computer Learning Centers of Quebec, Inc., a Quebec corporation

       "Closing Date": the date on which this Agreement and all other documents as set forth in Section 5 are executed by the Borrower and the Subsidiaries (as applicable) and delivered to the Lender, and all other closing conditions set forth in Section 5 are satisfied.

       "Code": the Internal Revenue Code of 1986, as amended from time to time.

       "Collateral": all property, interests and rights, and the products and proceeds thereof, now or hereafter directly or indirectly securing any of the Obligations pursuant to the Borrower Security Agreement.

       "Commitments": the collective reference to the Revolving Credit Commitment and the L/C Commitment.

       "Commonly Controlled Entity": a Person, whether or not incorporated, which is part of a controlled group including the Borrower or which is under common control with the Borrower, as defined in Sections 414(b) and (c) of the Code.

       "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof.

       "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

       "Credit Documents": the collective reference to this Agreement, the Note, the Borrower Security Agreement, the L/C Agreements and each other agreement, contract, promissory note or other instrument, security agreement, assignment, pledge agreement, indemnification agreement, subordination agreement, mortgage, deed of trust, guaranty and other document now or hereafter evidencing, guaranteeing, securing (directly or indirectly), subordinating other obligations of the Borrower or any Other Obligor to, or containing any warranties, covenants, agreements or representations of any Person relating to, any Indebtedness, liability or obligation of the Borrower or any Other Obligor to the Lender, as each of the documents referred to in this definition may be amended, modified, extended, renewed, supplemented or replaced from time to time.

       "Current Ratio": on a particular date, the ratio of (a) Total Current Assets as of such date to (b) Total Current Liabilities as of such date.

       "Default": the occurrence of any event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

       "Delta College": Delta College, Inc., a Quebec corporation.

       "Disqualified": the certification, eligibility, authorization or accreditation (provisional or otherwise) of the Borrower, any of its Domestic Subsidiaries or any Borrower Institution, or any educational program of any thereof, to receive, commit or disburse funds under, or to administer or participate in, any Student Financial Aid Program, or the participation therein of any thereof, shall for any reason expire or be revoked, suspended, terminated or determined to be invalid, in whole or in part, retroactively or prospectively.

       "Disqualified Revenues Ratio": as of any date, the ratio, expressed as a percentage and rounded upwards, if necessary, to the nearest one-one hundredth of one percent (1/100%), of (a) the sum, without duplication and determined in accordance with GAAP for the four (4) most recently ended quarterly accounting periods of the Borrower, of the gross revenues of each of the Borrower, its Domestic Subsidiaries and Borrower Institutions which is Disqualified as of such date, to (b) the consolidated gross revenues of the Borrower and its Domestic Subsidiaries for such four (4) quarterly accounting periods of the Borrower, determined in accordance with GAAP.

       "Dollars" and "$": dollars in lawful currency of the United States of America.

       "Domestic Subsidiary": as to any Person, a Subsidiary which is organized under the laws of the United States of America or any State thereof and which has its chief executive office and each of its places of business in the United States of America.

       "Environmental Assessment": an environmental site assessment, including such audits, tests and procedures as the Lender or the contractor performing the same may deem necessary, together with a written report thereon, performed and prepared by an experienced, responsible and reputable contractor satisfactory to the Lender relating to past or current presence, manufacture, generation, production, processing, use, handling, treatment, storage or disposal of Hazardous Substances on Obligor Use Property, past or current Hazardous Substance Contamination, or compliance with Environmental Laws of Obligor Use Property and past or current operations conducted on Obligor Use Property.

       "Environmental Claim": shall mean any letter, notice, claim, demand, summons, citation, directive or other written communication and any investigation, action, suit, proceeding, litigation, judgment or decree by or from the United States Environmental Protection Agency or any other Person alleging, establishing or otherwise relating to any Hazardous Substance Contamination or any violation of any Environmental Law.

       "Environmental Laws": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Clean Air Act, the Solid Waste Disposal Act, the Emergency Planning and Community Right-To-Know Act, as each of the foregoing may be amended from time to time, and all rules, regulations, codes, orders, decrees, judgments, injunctions, notices and demand letters now or hereafter enacted, promulgated, approved, issued or entered thereunder, as the same may be amended from time to time, and all other federal, state, local and foreign laws, rules, regulations, codes, permits, directives, orders, decrees, judgments, injunctions, notices and demand letters now or hereafter enacted, promulgated, approved, issued or entered, and as amended from time to time, relating to the protection of the health of human beings or other living things or relating to pollution or protection of air, water, land or any other aspect of the environment, including, without limitation, all of the same relating to the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, importation, transportation, distribution or registration, or the release, emission, discharge or spilling into air, water, land or any other aspect of the environment, of any Hazardous Substance.

       "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

       "Event of Default": any of the events specified in Section 8.

       "Existing Credit Facility": The credit facility made available by the Lender to the Borrower and evidenced by the Amended and Restated Revolving Credit Note, the Credit Agreement (as amended) and the Security Agreement, as described in the recitals of this Agreement.

       "Fixed Charge Coverage Ratio": for a particular period, the ratio of (a) Adjusted Net Income for such period, to (b) Fixed Charges for such period.

       "Fixed Charges": for a particular period, the sum of (a) the amount of all payments required to be made by the Borrower and its Subsidiaries (whether or not actually made) on account of Operating Leases during such period, (b) the amount of Interest Expense applicable to such period, and (c) the aggregate amount of Long-Term Debt which will be due and payable within 12 months after the end of such period (i.e., the current portion of Long-Term Debt).

       "GAAP": generally accepted accounting principles in the United States of America in effect from time to time. In the event of a change in GAAP affecting any of the covenants contained in Subsection 7.1 or definitions contained in
Section 1 relating to such covenants, such covenants and definitions shall continue to be applied as though such change in GAAP had not occurred unless and until the Borrower and the Lender shall agree in writing to amend or adjust such covenants or definitions as deemed necessary as a result of such change in GAAP.

       "good faith": with respect to any determination, request or other action to be made or taken by any party hereto "in good faith," that such party shall make or take such determination, request or other action honestly and not maliciously.

       "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Person owned or controlled directly or indirectly by any of the foregoing, whether domestic or foreign.

       "Hazardous Substance": any hazardous substance, hazardous material, hazardous waste, toxic substance, toxic material, toxic waste, industrial waste, medical waste, infectious waste, biomedical waste, biohazardous waste, pollutant, contaminant, chemical, acid, solvent, caustic, oil, petroleum, petroleum-based product, asbestos, asbestos-containing substance or material, flammable substance, flammable material, explosive substance, explosive material, radon, radioactive substance, radioactive material, urea formaldehyde foam insulation, polychlorinated biphenyls, methane and any other substance or material the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, release, emission, discharge, spilling, importation, transportation, distribution or registration of which is prohibited or regulated by any Environmental Law. The meaning of each term used in this definition shall include, without limitation, the meaning or meanings assigned to such term by any Environmental Laws.

       "Hazardous Substance Contamination": (a) the contamination, as a result of any Hazardous Substance, of any Obligor Use Property; or (b) the contamination, as a result of any manufacture, generation, production, processing, use, handling, treatment, storage, disposal, release, emission, discharge or spilling of any Hazardous Substance on or from any Obligor Use Property, of any surrounding, adjacent or nearby air, water, land or other property or other aspect of the environment which requires remedial action under any Environmental Law.

       "Indebtedness": as to any Person, without duplication: (a) any obligation, indebtedness or liability of such Person for the payment of money or any other item, which, in conformity with GAAP, would be required to be included in the liability section of a balance sheet of such Person or in a note to the liability section of a balance sheet of such Person, excluding reserves to the extent that such reserves do not constitute obligations; (b) any obligation, indebtedness or liability of such Person arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding that the remedies of the seller, lender or lessor under such agreement in case of default are limited to repossession or sale of property; (c) any obligation, indebtedness or liability of any Person secured directly or indirectly by any contingent or noncontingent security interest or other Lien in or upon any present or future property of such Person, whether or not such Person is personally liable for such obligation, indebtedness or liability; and (d) any obligation, indebtedness or liability of such Person in connection with any Capital Lease.

       "Insolvency": at any particular time in respect of a Multiemployer Plan, insolvency of such Multiemployer Plan within the meaning of Section 4245 of ERISA.

       "Interest Expense": for a particular period, the total interest expense of the Borrower and its Subsidiaries for such period on a consolidated basis.

       "Interest Payment Date": the first day of each month, for interest due for the preceding month, commencing on January 1, 2000.

       "Investment": legal or beneficial ownership of any capital stock, partnership interest, joint venture interest, membership interest or other equity interest in, or any promissory note, bond, debenture or other Indebtedness of or issued by, or any capital contribution to, or any other investment in or security (as defined in the Securities Act of 1933 or the Securities Exchange Act of 1934, or any successor legislation, as amended from time to time) of or issued by, any corporation, limited liability company, partnership, joint venture or other Person.

       "L/C Aggregate Undrawn Amount": at a particular date, the aggregate undrawn amount, as of such date, of all Letters of Credit issued and outstanding.

       "L/C Agreements": as amended, modified, extended, renewed, supplemented or replaced from time to time, such applications, reimbursement agreements and other agreements in form and content satisfactory to the Lender requesting issuance of one or more Letters of Credit and setting forth reimbursement obligations and other terms and conditions relating thereto.

       "L/C Commission Rate": Three-quarters of one percent (.75%) per annum.

       "L/C Commitment": as defined in Subsection 3.1.

       "L/C Exposure": at a particular time, the sum of (a) the L/C Aggregate Undrawn Amount as of such time and (b) L/C Reimbursement Obligations as of such time.

       "L/C Reimbursement Obligations": at a particular time, the aggregate amount of all drawings made under Letters of Credit which, as of such time, have not been reimbursed by the Borrower to the Lender.

       "Letters of Credit": as defined in Subsection 3.1.

       "Leverage Ratio": at a particular time, the ratio of (a) Total Liabilities as of such time, to (b) Tangible Net Worth as of such time.

       "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

       "Loans": the Revolving Credit Loans.

       "Long-Term Debt": all Indebtedness of the Borrower and its Subsidiaries which matures more than one (1) year from the date of the financial statement reflecting such

Indebtedness (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations).

       "Material Adverse Effect": a material adverse effect with respect to the business, assets, operations, business prospects or financial condition of the Borrower, any of its Subsidiaries or any Other Obligor, or a material adverse effect with respect to the risks to the Lender attending the Collateral, with respect to the risks to the Lender attending any commitments of the Lender which could give rise to any Obligations, or with respect to the prospect for payment or collection in full of the Obligations.

       "Material Litigation": in the case of any Person, any litigation, action, suit, proceeding or investigation pending or overtly threatened in writing against such Person or any Subsidiary of such Person, or any of their property, at law or in equity, which, if determined adversely to such Person or such Subsidiary, as the case may be, could reasonably be expected to have a material adverse effect on the business, assets, operations, business prospects or financial condition of such Person or any Subsidiary of such Person, or a material adverse effect with respect to the risks to the Lender attending the Collateral, with respect to the risks to the Lender attending any commitments of the Lender which could give rise to any Obligations, or with respect to the prospect for payment or collection in full of the Obligations.

       "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a) (3) of ERISA.

       "Note": the Revolving Credit Note.

       "Obligations": as amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future Loans and other Indebtedness, liabilities and obligations of the Borrower to the Lender of every kind and nature, whether arising under or in connection with this Agreement, the other Credit Documents or otherwise (including, without limitation, all principal amounts, including future advances, interest charges, fees and all other charges and sums, as well as all costs and expenses, including attorneys' fees and expenses, payable or reimbursable by the Borrower under or pursuant to this Agreement, the other Credit Documents and otherwise), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, liquidated or unliquidated, secured or unsecured, related or unrelated to this Agreement, whether or not now contemplated, whether arising in contract, tort, equity or otherwise, whether the liability of the Borrower with respect thereto is joint or several or both, and whether or not any instrument or agreement relating thereto specifically refers to this Agreement, including, without limitation, all present and future obligations of the Borrower in connection with overdrafts in any checking or other account now or hereafter maintained by the Borrower with the Lender, and all claims against the Borrower arising or re-arising on account of or as a result of any payment made by the Borrower or any Other Obligor with respect to any obligations included in this definition which is rescinded or recovered from or restored or returned under authority of any law, rule, regulation, order of court or Governmental Authority, or in connection with any compromise or settlement relating thereto or relating to any pending or threatened action, suit or proceeding relating thereto, whether arising out of any proceedings under the United States Bankruptcy Code or otherwise.

       "Obligor Use Property": the collective reference to any real property or improvements (or portion thereof) owned, leased, subleased, occupied, used or operated by the Borrower, any of its Subsidiaries or any Other Obligor.

       "Officer Default Certificate": an appropriately completed certificate in form substantially similar to Exhibit A, but in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower certifying whether, as of a particular date and to the knowledge and belief of such officer after diligent inquiry, any Default or Event of Default existed and, if so, setting forth all relevant facts with respect thereto.

       "Officer Financial Aid Program Certificate": a certificate in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower and certifying, as of and for a particular time and to the knowledge and belief of such officer after diligent inquiry (a) for the Borrower, each of its Domestic Subsidiaries and each Borrower Institution, the Student Financial Aid Programs with respect to which the Borrower, such Domestic Subsidiary or such Borrower Institution, or its educational programs, is authorized, accredited, certified and eligible (provisionally or otherwise) to participate and is not Disqualified, (b) for the Borrower, each of its Domestic Subsidiaries and each Borrower Institution, default rates with respect to Student Financial Aid Programs, and (c) a summary of the current status of any actions, proceedings, investigations or reviews of which the Borrower was required to notify the Lender pursuant to clause (ii) of Subsection 6.6(b) of this Agreement.

       "Officer Financial Covenant Certificate": an appropriately completed certificate substantially similar to Exhibit B, but in form and content satisfactory to the Lender, signed by the chief financial officer of the Borrower setting forth calculations of the covenants contained in Subsection 7.1 as of a particular time or for a particular period.

       "Operating Account": the demand deposit account, no. 2014139511328, maintained with the Lender.

       "Operating Lease": as to any Person, any lease of any property (real, personal or mixed) by such Person as lessee which is not a Capital Lease.

       "Other Obligor": each Person other than the Borrower that is now or hereafter primarily or secondarily, or contingently or noncontingently, liable for or obligated upon or in connection with any of the Obligations, or, whether or not so liable, that has granted any lien or security interest to or for the benefit of the Lender as security for any of the Obligations or any obligations of any other Person in connection with any of the Obligations, or that has subordinated to any of the Obligations any Indebtedness or obligations to such Person of any other Person.

       "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

       "Permitted Factoring Agreement": Any agreement for the sale by the Borrower or any of its Subsidiaries without recourse to the Borrower or any of its Subsidiaries of accounts of the Borrower or any of its Subsidiaries, provided that (a) the aggregate face amount of all such accounts so sold during any four (4) consecutive quarterly accounting periods of the Borrower beginning on or after the date of this Agreement does not exceed $250,000, and (b) no Default or Event of Default shall have occurred and be continuing at the time of any such agreement or sale.

       "Permitted PMSI": any purchase money security interest (including Capital Leases, leases intended as security and title retention agreements) created under the Uniform Commercial Code of any jurisdiction in equipment of the Borrower, provided that (a) such security interest is assumed or created by the Borrower contemporaneously with the Borrower's acquisition of rights in such goods, (b) such security interest secures no obligations of the Borrower or any other Person other than Indebtedness of the Borrower incurred in connection with the acquisition of such goods, (c) such security interest attaches to no property of the Borrower other than such goods and the proceeds thereof, and (d) neither the assumption or creation by the Borrower of such security interest nor the incurrence by the Borrower of such Indebtedness violates any provision of this Agreement or any of the other Credit Documents.

       "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

       "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which The Borrower, any Subsidiary of the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

       "Prime Rate": the rate which the Lender announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

       "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in
Section 4241 of ERISA.

       "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       "Restricted Payment": any payment or other transfer of money or other tangible or intangible property of any kind of the Borrower or any of its Subsidiaries to any Affiliate of any of them which is not expressly permitted by this Agreement, including, without limitation, any dividend or other distribution on account of capital stock or other securities, any loan, advance or capital contribution, any repayment of any loan, advance or capital contribution, any redemption or other repurchase of any securities, and any payment for services.

       "Revolving Credit Loan Balance": at a particular time, the aggregate principal amount of Revolving Credit Loans made and outstanding.

       "Revolving Credit Commitment": as defined in Subsection 2.1.

       "Revolving Credit Commitment Period": the period from and including the date of this Agreement to but not including the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

       "Revolving Credit Loan": as defined in Subsection 2.1.

       "Revolving Credit Maximum Amount": Twelve Million Dollars ($12,000,000) through and including January 31, 2000; Eleven Million Dollars ($11,000,000) from February 1, 2000 through and including April 30, 2000; and Ten Million Dollars ($10,000,000) from and after May 1, 2000.

       "Revolving Credit Note": as defined in Subsection 2.2.

       "Revolving Credit Termination Date": February 28, 2001.

       "Student Financial Aid Program": any program under Title IV of the Higher Education Act of 1965, under which financial aid or financial assistance is provided to or for students by the United States of America or any Governmental Authority of the United States of America.

       "Subsidiary": as to any Person, (a) a corporation of which shares of capital stock having voting power to elect a majority of the board of directors or other managers of such corporation are owned, or the management of which is otherwise controlled, directly or indirectly, or both, through one or more intermediaries, by such Person, and (b) any partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the voting equity interests is owned, or the management of which is otherwise controlled, directly or indirectly, or both, through one or more intermediaries, by such Person.

       "Sweep Plus": the cash management product of the Lender which monitors the Operating Account and triggers advances under the Revolving Credit Loan to fund the Operating Account to maintain a target level, to cover checks presented on the Operating Account, and to sweep excess cash above the target level to minimize the Revolving Credit Loan balance, all as further described in the Sweep Plus Loan and Investment Services Description attached as Exhibit C.

       "Sweep Plus Ceiling": the maximum amount of the Revolving Credit Loan up to which the Sweep Plus product will fund. For each of the Borrower's fiscal quarters, beginning on the first day of such quarter, the Sweep Plus Ceiling shall equal the average outstanding principal balance of the Revolving Credit Loan for the prior fiscal quarter, rounded up to the nearest $100,000, plus $1,000,000; provided, however, that at no time shall the Sweep Plus Ceiling exceed the then Revolving Credit Maximum Amount less the then L/C Exposure.

       "Tangible Net Worth": at a particular date, the amount, if any, by which
(a) Total Assets as of such date, exclusive of goodwill, trademarks, trade names, licenses and such other assets as are properly classified as intangible assets in conformity with GAAP, and exclusive of all transactions with, and all amounts due or to become due to the Borrower or its Subsidiaries from, and all investments in, Affiliates, exceeds (b) Total Liabilities as of such time.

       "Total Assets": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total assets or comparable account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

       "Total Applicable Usage": at a particular date, the sum of (a) the Revolving Credit Loan Balance as of such date and (b) L/C Exposure as of such date.

       "Total Current Assets": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total current assets or comparable account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

       "Total Current Liabilities": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total current liabilities or comparable account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

       "Total Liabilities": at a particular date, the aggregate amount which, in conformity with GAAP, would be included in a total liabilities or comparable account reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.

       1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note, the Borrower Security Agreement or any other Credit Document.

              (b) As used herein, in the Note, in the Borrower Security Agreement and in any other Credit Document, accounting terms not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) As used herein, in the Note, in the Borrower Security Agreement and in any other Credit Document, terms defined by the Uniform Commercial Code as in effect in the Commonwealth of Virginia on the date hereof shall, except to the extent that the context otherwise requires, have the respective meanings given to them under such Uniform Commercial Code.

              (d) Unless the context otherwise requires, each reference in this Agreement, the Note, the Borrower Security Agreement or any other Credit Document to this Agreement, the Note, the Borrower Security Agreement or any other Credit Document shall be deemed to refer to this Agreement, the Note, the Borrower Security Agreement or such other Credit Document as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time.

              (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (f) The use of the singular in this Agreement shall also refer to the plural and vice versa, and the use of any gender, including the neuter, shall also refer to each of the other genders, including the neuter.

              (g) The captions and headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, or the construction or interpretation, of this Agreement.

              (h) The phrases "satisfactory to the Lender," "acceptable to the Lender" and similar phrases shall mean reasonably satisfactory or reasonably acceptable to the Lender in its reasonable judgment exercised in good faith.

              (i) In the event of any inconsistency between any provision of this Agreement and any provision of any other Credit Document, or in the event of the need in any context for the construction or interpretation of any provision of this Agreement or any other Credit Document, no such inconsistency and no such provision shall be construed or interpreted against the Lender on the one hand, and in favor of the Borrower or any Other Obligor on the other hand.

       SECTION 2. AMOUNT AND TERMS OF LOAN COMMITMENTS

       2.1 Revolving Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to make revolving credit loans (individually, a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Revolving Credit Maximum Amount (the "Revolving Credit Commitment"); provided that the Revolving Credit Loan Balance shall not at any time exceed an amount equal to the Revolving Credit Maximum Amount as of such time, minus the L/C Exposure as of such time. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitment by borrowing, paying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with and subject to the terms and conditions of this Agreement, including Subsection 2.10 and 2.20.

       2.2 Revolving Credit Note. The Revolving Credit Loans made by the Lender shall be evidenced by, and payable with interest in accordance with the Second Amended and Restated Revolving Credit Note dated of even date herewith (as amended, modified, extended, renewed, supplemented or replaced from time to time, the "Revolving Credit Note"), payable to the order of the Lender. The date and amount of each Revolving Credit Loan made by the Lender, and the date and amount of each payment or prepayment of principal thereof, as reflected on the Lender's books and records with respect to the Revolving Credit Note, shall constitute prima facie evidence, absent manifest error, of the accuracy of the information so reflected. The Revolving Credit Note shall (a) be stated to mature on the Revolving Credit Termination Date and (b) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in Subsections 2.13 and 2.14. Interest on the Revolving Credit Note shall be payable on the dates specified in Subsection 2.13(f).

       2.3 Procedure for Revolving Credit Borrowing. (a) If the Borrower subscribes to the Lender's Sweep Plus product, the terms of the product shall control the manner in which funds are transferred between the Operating Account and the Revolving Credit Loan for credit or debit to the Revolving Credit Loan. The initial Sweep Plus Ceiling shall be $5,500,000. The Lender will make advances under the Revolving Credit Loan in excess of the Sweep Plus Ceiling, subject to Subsection 2.1 above and any other provision of this Agreement. The Lender may adjust the Sweep Plus Ceiling not more than once for each of the Borrower's fiscal quarters. (b) If the Borrower chooses not to subscribe to the Lender's Sweep Plus product, the procedure for borrowing set forth in this Subsection 2.3(b) shall apply. The Borrower may borrow under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Lender irrevocable notice (which must be received by the Lender prior to 11:00 a.m., McLean, Virginia time) 2 Business Days prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing pursuant to the Revolving Credit Commitment shall be in an aggregate principal amount of Fifty Thousand Dollars ($50,000.00) or a whole multiple thereof. The proceeds of all Revolving Credit Loans will be made available to the Borrower by the Lender by transfer of such proceeds in immediately available funds to a deposit account of the Borrower at the Lender designated for such purpose.

       2.4 Unused Facility Fee. The Borrower agrees to pay to the Lender an unused facility fee from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the rate of three-eighths of one percent (3/8%) per annum on the average daily amount of the Available Commitment during the period for which payment is made, payable monthly in arrears on the first day of each month, commencing

January 1, 2000, and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

       2.5    Reduction of Revolving Credit Commitment. (intentionally deleted).

       2.6 Payment at Revolving Credit Termination Date. On the Revolving Credit Termination Date, the Borrower shall pay to the Lender in full the Revolving Credit Loan Balance, together with all accrued and unpaid interest thereon.

       2.7 Conversion of Revolving Credit Loans to Convertible Term Loans. (intentionally deleted).

       2.8    Convertible Term Loan Units. (intentionally deleted).

       2.9    Convertible Term Loan Note. (intentionally deleted).

       2.10 Principal Payments. (a) If the Borrower subscribes to the Lender's Sweep Plus Product the terms of the product shall control the manner in which funds are transferred between the Operating Account and the Revolving Credit Loan for credit or debit to the Revolving Credit Loan. (b) If the Borrower chooses not to subscribe to the Lender's Sweep Plus Product, the procedure for borrowing set forth in this Subsection 2.10(b) shall apply. The Borrower may at any time from time to time pay the principal of Revolving Credit Loans in whole or in part, upon irrevocable notice to the Lender at least one (1) Business Day in advance, specifying the date and amount of payment. If any such payment notice is given by the Borrower, the payment amount specified in such notice shall be due and payable on the date specified therein.

       2.11 Interest Rate Conversion Options: Minimum Amount of Loans. (intentionally deleted).

       2.12 Number and Amounts of Eurodollar Tranches. (intentionally deleted).

       2.13   Interest Rates and Payment Dates.

              (a) Revolving Credit Loans shall bear interest for the period from and including the Borrowing Date to the Closing Date on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate. Revolving Credit Loans shall bear interest for the period from and after the Closing Date on the unpaid principal amount at a rate per annum equal to the Prime Rate plus 1%.

              (b)    (intentionally deleted)

              (c)    (intentionally deleted)

              (d) If an Event of Default shall occur, all Revolving Credit Loans shall, at the Lender's option, bear interest on the unpaid principal amount thereof at a rate per annum equal to the Prime Rate plus four percent (4%) per annum.

              (e) Except to the extent prohibited by applicable law, any judgment or order of any Governmental Authority entered for payment of principal or any other amounts bearing interest under this Agreement shall bear interest at the rates and calculated in the manner applicable under this Agreement to such amounts.

              (f) Interest shall be payable in arrears on each Interest Payment Date, and the Borrower authorizes the Lender to debit the Operating Account for all such interest payments.

       2.14 Computation of Interest and Fees. (a) Unused facility fees under Subsection 2.4 and interest in respect of the Loans shall be calculated on the basis of a 360 day year for the actual days elapsed (including the first but excluding the last day of the relevant period). Any change in the interest rate on Loans resulting from a change in the Prime Rate (as a result of a change in the Prime Rate) shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective.

              (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

       2.15   Inability to Determine Interest Rate. (intentionally deleted).

       2.16 Payments. All payments (including prepayments) to be made by the Borrower under this Agreement, the Note or any other Credit Document, whether on account of principal, interest, fees, expenses or other amounts, shall be made without deduction, setoff or counterclaim and shall be made at the Lender's office set forth in Subsection 9.3, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable during such extension. The Lender may charge and deduct from any deposit account of the Borrower at the Lender any amounts credited to such account and apply the same to pay principal, interest, service charges, fees, expenses or any other sums or charges due and unpaid under this Agreement, the Note or any other Credit Documents. The Lender may, in addition to all other rights and remedies available to it, set off against any Obligations due and unpaid any sums or property owing to the Borrower by the Lender or held or controlled by the Lender for the Borrower. The Borrower confirms the Lender's right to a banker's lien and setoff, and nothing in this Agreement or any other Credit Document shall be deemed to replace, supercede, limit, waive or prohibit the Lender's right of banker's lien and setoff.

       2.17   Illegality. (intentionally deleted).

       2.18 Requirements of Law. (a) If any generally applicable Requirement of Law or any change therein or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority arising from and after the Closing Date:

              (i) does or shall subject the Lender to any additional tax of any kind whatsoever with respect to this Agreement or the Note, or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

              (ii) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, capital adequacy, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

              (iii)  does or shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by any amount which the Lender deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay the Lender upon demand any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable reasonably allocable to this Agreement, together with interest on such additional amounts from the date demand is made until payment in full thereof at the rate applicable to Revolving Credit Loans. If the Lender becomes entitled to claim any additional amounts pursuant to this Subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall show the means by which such additional amounts have been calculated and shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Note for a period of 1 year.

              (b) If the Lender shall have determined that the adoption from and after the Closing Date of any generally applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein from and after the Closing Date or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, within 2 Business Days after submission by the Lender to the Borrower of a written request therefor showing the means by which such additional amounts have been calculated and stating in reasonable detail the reasons therefor, the Borrower shall pay to the Lender such additional amount or amounts reasonably allocable to this Agreement as will compensate the Lender for such reduction.

       2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Lender, net income and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, under the Note or under any other Credit Document, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes, including those payable on additional amounts paid pursuant to this Subsection) interest or other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Note or any other Credit Document. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

              (b) The agreements in this Subsection shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder and under the other Credit Documents for a period of 1 year.

       2.20   Indemnity. (intentionally deleted).

       2.21   Certain Calculations (intentionally deleted).


       SECTION 3. LETTERS OF CREDIT

       3.1 Letter of Credit Commitment. Subject to the terms and conditions hereof, the Lender agrees to issue for the account of the Borrower standby letters of credit for such purposes, in such amounts, for the benefit of such Persons and subject to such terms and conditions as may be acceptable to the Lender in its discretion .(individually, as amended, modified, extended, renewed, supplemented or replaced from time to time, a "Letter of Credit," and, collectively, the "Letters of Credit"), from and including the date of this Agreement to but not including the date which is 30 days prior to the Revolving Credit Termination Date (the "L/C Commitment"); provided that the L/C Exposure shall not on any date exceed an amount equal to the lesser of (a) $4,350,000 through and including February 29, 2000, and $3,500,000 thereafter; and (b) the Revolving Credit Maximum Amount as of such date, minus the Revolving Credit Loan Balance as of such date; provided further that no Letter of Credit (including any renewal or extension thereof, whether or not automatic) shall have an expiry date which is later than the date which is 1 year after the date of issuance, renewal or extension of such Letter of Credit; and provided further that no Letter of Credit (including any renewal or extension thereof, whether or not automatic) shall have an expiry date which is later than the date which is 30 days prior to the Revolving Credit Termination Date; and provided further that the Lender agrees to extend the February 29, 2000 date set forth above, to such date as the Lender shall choose in good faith as long as the Borrower demonstrates to the Lender, on or before February 29, 2000, in the Lender's sole and absolute discretion, that the Borrower is diligently attempting to obtain the cancellation of the $1,000,000 Letter of Credit in favor of The Travelers Insurance Company.

       3.2 Procedure for Issuance and Renewal of Letters of Credit. (a) The Borrower may request the Lender to issue a Letter of Credit by delivering to the Lender at its office specified in Subsection 9.3 (i) such L/C Agreements as the Lender may require, completed to the satisfaction of the Lender, (ii) the proposed form of such Letter of Credit (which shall comply with the applicable requirements set forth herein) and (iii) such other certificates and documents and information as the Lender may reasonably request.

              (b) The Borrower may request the extension or renewal of a Letter of Credit issued hereunder which is not automatically renewed in accordance with the terms contained therein, by giving written notice to the Lender at least 3 Business Days prior to the then current expiry date of such Letter of Credit (provided that the Lender may accommodate notices on shorter notice in its sole discretion).

       3.3 Reimbursement of the Lender. In the case of each drawing paid under any Letter of Credit, the Lender shall promptly notify the Borrower of such drawing and of the amount thereof, and the Borrower (i) shall reimburse the Lender for the amount of such drawing not later than the close of business on the first Business Day following the day on which the Borrower received notice of such drawing, and (ii) shall pay (A) all charges and expenses relating to such drawing as may be payable in accordance with Subsection 3.4 or the applicable L/C Agreements and (B) interest at the rate specified in Subsection
3.5 on the amount of such drawing for the period commencing on and including the date of payment of such drawing and ending on and including the date the Borrower reimburses the Lender for such drawing. Notwithstanding any other provision of this Agreement, the payment by the Lender of each drawing under a Letter of Credit shall be deemed to constitute an irrevocable notice of borrowing by the Borrower under Subsection 2.3 and, at any time after such request, the Lender is irrevocably authorized by the Borrower to, and the Lender may, make Revolving Credit Loans to the Borrower in an amount equal to the amount of such payment and any charges, expenses or interest referred to in the foregoing clauses (A) and (B), notwithstanding any limitations set forth in Subsection 2.3, and apply the proceeds of such Revolving Credit Loans in payment of the Borrower's L/C Reimbursement Obligations and other obligations in connection with such payment.

       3.4 Commissions. Fees and Charges. (a) In the case of each issuance, renewal or extension of any Letter of Credit, the Borrower agrees to pay to the Lender (i) an issuance fee equal to One Hundred Dollars ($100.00), and (ii) a commission on the face amount of such Letter of Credit calculated at the L/C Commission Rate, based upon a year of 360 days and payable for the actual number of days in the original term, the renewal term or the extended term of such Letter of Credit, provided that the amount of such commission shall not be less than Two Hundred Fifty Dollars ($250.00) per quarter annum (or a portion thereof).

              (b) Payment of the fees set forth in this Subsection shall be a condition to the issuance of each Letter of Credit; provided that, in the case of any automatic renewal or automatic extension of any Letter of Credit in accordance with the terms thereof, such fees shall be paid by the Borrower prior to the date of such automatic renewal or automatic extension.

              (c) In addition to the fees referred to above in this Subsection, the Borrower agrees to pay or reimburse the Lender for such normal and customary fees, costs and expenses as are incurred or charged by the Lender or any correspondents of the Lender in issuing, effecting payment under, maintaining or administering any Letter of Credit (including, without limitation, amendment fees, correspondent bank fees, reissuance costs and cancellation fees) upon notice and invoice by the Lender to the Borrower of such costs and expenses.

       3.5 Interest on Amounts Disbursed under Letters of Credit. The Borrower agrees to pay to the Lender interest on any and all amounts drawn under any Letter of Credit until reimbursed in full at a fluctuating rate per annum equal to the rate applicable to Revolving Credit Loans. Interest accrued hereunder shall be payable on demand. All payments by the Borrower to the Lender shall be made in lawful currency of the United States and in immediately available funds without setoff or counterclaim to the Lender at its office specified in Subsection 9.3.

       3.6    Computation of Interest and Fees; Payment not on Business Days.
(a) Any change in any interest rate under this Section 3 resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

              (b) If any payment under this Section 3 becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of any amount drawn under a Letter of Credit, interest thereon shall be payable at the then applicable rate during such extension.

       3.7 Increased Costs. If any generally applicable law or regulation or other Requirement of Law, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, shall either (a) impose, modify, assess or deem applicable any reserve, special deposit, assessment, capital adequacy or similar requirement against letters of credit issued by the Lender or (b) impose on the Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing or maintaining such Letter of Credit, then, within ten (10) Business Days after delivery to the Borrower by the Lender of a certificate as to the fact and amount of such increased cost, the Borrower shall pay to the Lender such additional amounts reasonably allocable to this Agreement which shall be sufficient to compensate the Lender for such increased cost, together with interest on each such amount from the date such certificate is received by the Borrower until payment in full thereof at the rate provided in Subsection 3.5. A certificate as to the fact and amount of such increased cost incurred by the Lender as a result of any event mentioned in clauses (a) or (b) above, submitted by the Lender to the Borrower, shall show the means by which such additional amounts have been calculated and shall be conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and payment of the Note for a period of one (1) year.

       3.8 Nature of Obligations; Indemnities. (a) The obligations of the Borrower under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Lender, any correspondents of the Lender or any beneficiary of a Letter of Credit; provided that this provision shall not be deemed a waiver by the Borrower of the assertion of any compulsory counterclaim. The Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. None of the Lender or any of its correspondents shall be responsible:

                     (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft drawn under any Letter of Credit or any document specified in any applications for any of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged and even if the Borrower shall have notified the Lender or any of its correspondents thereof;

                     (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                     (iii) for failure of any draft to bear any reference or adequate reference to any of the Letters of Credit, or failure of any Person to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit, each of which provisions, if contained in a Letter of Credit itself, it is agreed, may be waived by the Lender;

                     (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not in cipher;

                     (v) for any error, neglect, default, suspension or insolvency of any correspondents of the Lender;

                     (vi) for errors in translation or for errors in interpretation of technical terms;

                     (vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof;

                     (viii) for any failure of any draft or document presented under a Letter of Credit to comply with, or for any determination by the Lender whether the same complies with, the terms of such Letter of Credit; or

                     (ix) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; provided that the Borrower shall have a claim against the Lender, and the Lender shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Lender's willful misconduct or gross negligence. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Lender. The Lender shall have the right to transmit the terms of the Letter of Credit as requested without translating them.

              (b) In furtherance and extension and not in limitation of the specific provisions in this Section 3, (i) any action taken or omitted by the Lender or by any of its correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith or pursuant to instructions of the Borrower, shall be binding upon the Borrower and shall not put the Lender or any of its correspondents under any resulting liability to the Borrower and
(ii) the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

              (c) The Borrower hereby agrees at all times to protect, indemnify and save harmless the Lender and its correspondents from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, reasonable counsel fees and other expenses which they or any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of any of the Letters of Credit unless caused by the Lender's gross negligence or willful misconduct; it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Lender and its correspondents against any and all risks involved in the issuance of all of the Letters of Credit unless caused by the Lender's gross negligence or willful misconduct, all of which risks, whether or not foreseeable, being hereby assumed by the Borrower, including, without limitation, any and all risks of all acts by any Governmental Authority, domestic or foreign. The Lender and its correspondents shall not in any way be liable for any failure by any of them or any other Person to pay a draft drawn under any of the Letters of Credit as a result of any acts, whether rightful or wrongful, of any Governmental Authority, or any other cause not readily within their control or the control of their respective correspondents, agents or sub-agents. Without limiting the generality of the foregoing, the Borrower shall reimburse the Lender and its correspondents, and shall pay and indemnify the Lender and its correspondents, against payment of, out-of-pocket costs and expenses, withholding taxes, liabilities and damages, including, without limitation, attorneys' fees, incurred or sustained by any of them in connection with any of the Letters of Credit or by reason of any such failure to pay. Also, without limiting the generality of the foregoing, the Borrower shall be responsible for, and shall reimburse the Lender upon demand for, any and all commissions, fees and other charges paid or payable by the Lender to any bank which shall be an advising bank or a beneficiary of a Letter of Credit which shall, in reliance thereon, have issued its own letter of credit in respect of obligations of the Borrower.

       3.9 Inconsistency in Documents. In the event of any conflict or inconsistency between any provision of any L/C Agreement, or the interpretation or construction thereof, and any provision of this Agreement, or the interpretation or construction thereof, then the provision of this Agreement, or the interpretation or construction thereof, shall control.


       SECTION 4. REPRESENTATIONS AND WARRANTIES

       To induce the Lender to enter into this Agreement and to make the Revolving Credit Loans and to issue Letters of Credit, the Borrower hereby represents and warrants to the Lender that:

       4.1 Financial Condition. The following financial statements of the Borrower have been delivered to the Lender:

              (a) the audited consolidated statement of income and retained earnings of the Borrower for the fiscal year of the Borrower ended January 31, 1999, and the audited consolidated statement of cash flows of the Borrower for such fiscal year, and the audited consolidated balance sheet of the Borrower as at the end of such fiscal year; and

              (b) the statement of income and retained earnings of the Borrower for the quarterly accounting period of the Borrower ended October 31, 1999, and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and the statement of cash flows of the Borrower for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and the balance sheet of the Borrower as at the end of such quarterly accounting period.

The documents listed in this Subsection 4.1 have been prepared in conformity with GAAP consistently applied, are correct and complete in all material respects and present fairly the financial position of the Borrower as of the dates of such statements and the results of operations of the Borrower for the periods covered by such statements.

       4.2 No Change. As of the Closing Date, there shall not have been any material adverse change in the business, operations, property or financial or other condition of the Borrower from the date of the most recent financial statements referred to in Subsection 4.1 hereof.

       4.3    Organization and Good Standing; Compliance with Law. The Borrower
(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to conduct business and is in good standing under the laws of the State of Delaware, the

Commonwealth of Virginia, the Commonwealth of Pennsylvania, the State of Texas, the State of Illinois, the State of California and each other jurisdiction in which such qualification is required by applicable law, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       4.4 Authorization; Enforceable Obligations. The Borrower has the legal right to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party except those which have been obtained or performed and are in full force and effect. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       4.5 No Legal Bar. The execution, delivery and performance of the Credit Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except as contemplated by the Credit Documents.

       4.6    No Material Litigation; Labor Matters. Except as set forth in
Schedule 4.6, no litigation, proceeding or, to the Borrower's actual knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby, or (b) which, if determined adversely to the Borrower, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between the Borrower and any employees of the Borrower or between the Borrower and any union or other collective bargaining unit representing employees of the Borrower which could reasonably be expected to have a Material Adverse Effect.

       4.7 No Default. The Borrower is not in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. As of the date hereof, no Default or Event of Default has occurred and is continuing and, as of the Closing Date, no Default or Event of Default shall have occurred and be continuing.

       4.8 Ownership of Property; Liens. The Borrower has good title to all of its property, and none of such property is subject to any Lien, except as permitted by Subsection 7.3. The Borrower is not the taxpayer against whom the State of Texas filed in Dallas County, Texas, on July 5, 1990, a state tax lien in the amount of $23,341.01, no. 90130-2027.

       4.9 Business Premises. The Borrower does not own, lease, sublease, occupy, use or operate any real property or improvements other than the Borrower Business Premises. The Borrower's chief executive office (within the meaning of Section 9-103 of the Virginia Uniform Commercial Code) is located at the Borrower Chief Executive Office. All financial books and records of the Borrower are located at the Borrower Business Premises.

       4.10 Subsidiaries. The Borrower has no Subsidiaries except for the Canadian Corporations.

       4.11 Environmental. To the Borrower's knowledge and except as set forth in Schedule 4.11: (a) no Hazardous Substance has been released, discharged, spilled, emitted or disposed of on any Obligor Use Property by the Borrower or under circumstances as a result of which the Borrower would be liable or financially responsible for damages or the cost of remediation or clean-up; (b) there is no existing Hazardous Substance Contamination of any Obligor Use Property which was caused by the Borrower or under circumstances as a result of which the Borrower would be liable or financially responsible for damages or the cost of remediation or clean-up; (c) all operations now or previously conducted on Obligor Use Property by the Borrower comply with all Environmental Laws; (d) no underground storage tanks have been installed on any Obligor Use Property by the Borrower or under circumstances as a result of which the Borrower would be liable or financially responsible for damages or the cost of removal, remediation or cleanup; and (e) except as set forth in Schedule 4.11, the Borrower has not received, and is not aware of, any Environmental Claim against, relating to or affecting in any way the Borrower or the Borrower's use of any Obligor Use Property or any operations conducted on any Obligor Use Property by the Borrower.

       4.12 Solvency. On the Closing Date and after giving effect to the borrowings hereunder on such date and to all other Indebtedness being incurred on such date in connection therewith (a) the sum of the assets, at a fair valuation, of the Borrower will, as of such date, exceed the Borrower's debts as reflected in its most current balance sheet, (b) the present fair saleable value of the assets of the Borrower will, as of such date, be greater than the amount that will be required to pay the Borrower's liability on its debts as such debts become absolute and matured, and (c) the Borrower will have, as of such date, sufficient capital with which to conduct its business. For purposes of this Subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

       4.13 Taxes. The Borrower has filed or caused to be filed all tax returns which are required to be filed by the Borrower, and the Borrower has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); and no tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

       4.14 Federal Regulations. (a) No part of the proceeds of any of the Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of such Board of Governors; and (b) if requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-I referred to in said Regulation U.

       4.15   Employee Matters.

              (a) With respect to each employee pension benefit plan, as defined in Section 3(2) of the ERISA (a "Retirement Plan"), established or maintained or to which contributions have been made by or for the Borrower, or any Subsidiary of the Borrower (including, for purposes of this Section, any Commonly Controlled Entity):

                     (i) each Retirement Plan, including all amendments, that is intended to be a qualified plan under Section 401 of the Code (a "Qualified Plan"), is the subject of a favorable determination letter from the Internal Revenue Service (or an application for such a letter is presently pending);

                     (ii) each Qualified Plan is and has at all times been qualified, in form and operation, under Section 401(a) of the Code;

                     (iii) the Retirement Plan is and has at all times been administered, maintained and operated in compliance with its terms and with all applicable provisions of the Code, ERISA and all other applicable Requirements of Law;

                     (iv) neither the Borrower nor any Subsidiary of the Borrower, nor, to the actual knowledge of any director or officer of the Borrower or any Subsidiary of the Borrower, any other Person who or which is a "party in interest" (as defined in Section 3(14) of ERISA), or a "disqualified person" (as defined in Section 4975(e)(2) of the Code), has acted or failed to act with respect to the Retirement Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I. Subtitle B, Part 4 of ERISA, a prohibited transaction within the meaning of Section 4975 of the Code or Sections 406 through 408 of ERISA, or any other material violation of ERISA;

                     (v) no contributions to or benefits payable under the Retirement Plan are past due;

                     (vi) no proceedings or investigations are pending before the Internal Revenue Service, the Department of Labor or any court with respect to the Retirement Plan or the operation thereof;

                     (vii) if the Retirement Plan is a multiemployer plan, as defined in Sections 3(37) or 4001(a)(3) of ERISA, neither the Borrower nor any Subsidiary of the Borrower has incurred, and neither the Borrower nor any Subsidiary of the Borrower expects to incur, any withdrawal liability which has not been satisfied in connection with any complete or partial withdrawal from the Retirement Plan occurring on or before the date hereof; and

                     (viii) if subject thereto, the Retirement Plan has been funded in accordance with the minimum funding standards described in Section 412 of the Code and Title I, Subtitle B, Part 3 of ERISA (for which purpose there is no "accumulated funding deficiency," whether or not waived), and in accordance with principles that are actuarially sound for such Retirement Plan.

              (b) With respect to each Retirement Plan which is a defined benefit plan, as defined in Section 3(35) of ERISA:

                     (i) no event has occurred within the twelve (12)-month period preceding the date hereof, or, to the knowledge of any director or officer of the Borrower or any Subsidiary of the Borrower, is threatened or about to occur, which would materially adversely affect the actuarial status of the Retirement Plan;

                     (ii) no fact exists in connection with the Retirement Plan (or with respect to any other defined benefit plan maintained by the Borrower or any Subsidiary of the Borrower at any time after September 2, 1974) which constitutes a reportable event (other than those for which notice has been waived by the PBGC) under Section 4043(b) of ERISA or which constitutes grounds for termination by, or other liability to, the PBGC pursuant to Title IV of ERISA;

                     (iii)  all premiums due the PBGC have been timely paid; and

                     (iv) if the Retirement Plan were terminated, the termination would qualify under the standard termination procedure, as described in Section 4041(b) of ERISA (and Part 2617 of the PBGC regulations), without payment of any additional contributions by the Borrower or any Subsidiary of the Borrower.

              (c) With respect to each employee welfare benefit plan, as defined in Section 3(1) of ERISA (a "Welfare Plan"), established or maintained or to which contributions have been made by or for the Borrower or any Subsidiary of the Borrower:

                     (i) the Welfare Plan is and has at all times been administered, maintained and operated in substantial compliance with its terms and with all applicable provisions of ERISA and the Code (including the continuation coverage requirements for group health plans, commonly known as "COBRA requirements," under former Sections 106(b), 162(i)(2) and (3), and 162(k) of the Code, Section 4980B of the Code and Sections 601-608 of ERISA) and all other applicable Requirements of Law;

                     (ii) neither the Borrower nor any Subsidiary of the Borrower nor, to the actual knowledge of any director or officer of the Borrower or any Subsidiary of the Borrower, any other Person who or which is a party in interest as defined in Section 3(14) of ERISA, has acted or failed to act with respect to the Welfare Plan in any manner which constitutes a breach of fiduciary responsibility within the meaning of Title I, Subtitle B, Part 4 of ERISA, a prohibited transaction within the meaning of Sections 406 through 408 of ERISA, or any other violation of ERISA;

                     (iii) no contributions to or benefits payable under the Welfare Plan are past due;

                     (iv) no proceedings, investigations, filings or other matters are pending before the Department of Labor or any court, with respect to the Welfare Plan or the operation thereof; and

                     (v) the Welfare Plan is either unfunded or is funded solely through insurance contracts.

              (d) All Retirement Plans and Welfare Plans (jointly "Benefit Plans") are in substantial compliance with all applicable reporting, disclosure and other requirements of the Code and ERISA.

              (e) There are no actions, suits or claims pending or, to the best knowledge of the Borrower or any Subsidiary of the Borrower, threatened with respect to any Benefit Plan, or any administrator or fiduciary thereof, other than routine claims for benefits under such Plan.

       4.16 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       4.17 Accuracy and Completeness of Information. All information and reports with respect to the Borrower (other than projections) furnished to the Lender by the Borrower or on behalf of the Borrower were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information and reports to the extent necessary to give the Lender a fair and accurate knowledge of the subject matter in all material respects. All projections with respect to the Borrower so furnished by the Borrower, as supplemented, were prepared and presented in good faith, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. No fact is known to the Borrower which materially and adversely affects or in the future may (so far as the Borrower can reasonably foresee) materially and adversely affect the business, assets or liabilities, financial condition, results of operations or business prospects of the Borrower which has not been set forth in the financial statements referred to in Subsection 4.1 or in such information and reports disclosed in writing to the Lender prior to the date hereof. No document furnished or statement made in writing to the Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lender.

       4.18 Purpose of Loans. The proceeds of all Revolving Credit Loans shall be used by the Borrower to provide working capital and to fund a limited amount of Capital Expenditures.

       4.19 CLCQ and Delta College. (a) Each of CLCQ and Delta College (i) is a Quebec corporation duly organized, validly existing and in good standing, (ii) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business which it is currently engaged,
(iii) is duly qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required by applicable Requirement of Law, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (b) The authorized capital stock of CLCQ consists of two (2) classes, namely Common Shares, having voting rights, and Dividend Access Shares, having no voting rights except as provided in Sections 10.1, 11.1 and 12.2 of the Articles of Incorporation of CLCQ. All of the issued and outstanding capital stock of each class of CLCQ stock is legally and beneficially owned by the persons and in the amounts set forth in Exhibit F attached hereto. All of the issued and outstanding capital stock of each class of Delta College is legally and beneficially owned by CLCQ, with the discretionary power and right to exercise all rights and privileges, including voting rights, with respect thereto.

              (c) No litigation, proceeding or, to the Borrower's actual knowledge, investigation of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against CLCQ or Delta College or against any of their properties or revenues which, if determined adversely to CLCQ or Delta College, as the case may be, could reasonably be expected to have a Material Adverse Effect. There are no strikes, work stoppages, grievance proceedings or other controversies pending or, to the knowledge and belief of the Borrower, imminent or threatened between CLCQ or Delta College and any employees of CLCQ or Delta College, respectively, or between CLCQ or Delta College and any union or other collective bargaining unit representing employees of CLCQ or Delta College, respectively, which could reasonably be expected to have a Material Adverse Effect.

              (d) Neither CLCQ nor Delta College is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. The sum of the assets of each of Delta College and CLCQ, at a fair valuation, exceeds the debts of CLCQ and Delta College, respectively, exclusive, in the case of Delta College, of debts of Delta College to the Borrower or CLCQ. The present fair salable value of the assets of each of CLCQ and Delta College is greater than the amount required to pay the liability on its debts of CLCQ and Delta College, respectively, as such debts become absolute and matured, exclusive, in the case of Delta College, of debts of Delta College to the Borrower or CLCQ. Each of CLCQ and Delta College has sufficient capital with which to conduct its business. For purposes of this Subsection, "debt" means "liability on a claim" and "claim" means any (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

              (e) Each of CLCQ and Delta College has good title to all of its property, and none of such property is subject to any Lien, except as permitted by Subsection 7.3.

              (f) To the Borrower's knowledge: (i) no Hazardous Substance has been released, discharged, spilled, emitted or disposed of on any Obligor Use Property by CLCQ or Delta College would be liable or financially responsible for damages or the cost of remediation or clean-up; (ii) there is no existing Hazardous Substance Contamination of any Obligor Use Property which was caused by CLCQ or Delta College or under circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of remediation or clean-up; (iii) all operations now or previously conducted on Obligor Use Property by CLCQ or Delta College comply with all Environmental Laws; (iv) no underground storage tanks have been installed on any Obligor Use Property by CLCQ or Delta College or under circumstances as a result of which CLCQ or Delta College would be liable or financially responsible for damages or the cost of removal, remediation or clean-up; and (v) neither CLCQ nor Delta College has received, and neither CLCQ nor Delta College is aware of, any Environmental Claim against, relating to or affecting in any way CLCQ or Delta College or the use of any Obligor use Property by CLCQ or Delta College or any operations conducted on any Obligor Use Property by CLCQ or Delta College.

              (g) Each of CLCQ and Delta College has filed or caused to be filed all tax returns which are required to be filed by it, and each of CLCQ and Delta College has paid all taxes shown to be due and payable on said returns on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by an Governmental Authority (other than taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of CLCQ or Delta College, as applicable), and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge. No tax lien has been filed against CLCQ or Delta College or any of their assets.


       SECTION 5. CONDITIONS PRECEDENT

       5.1 Documents and Other Deliveries at Closing. No waiver or other agreement of the Lender as set forth in this Agreement or any other document executed contemporaneously with this Agreement shall be effective or binding on the Lender until and unless the Lender shall have received:

              (a)    Credit Documents. In form and content satisfactory to the
Lender: (i) this Agreement, duly executed and delivered by an Authorized Officer of the Borrower; (ii) the Second Amended and Restated Revolving Credit Note, conforming to the requirements hereof and duly executed and delivered by an Authorized Officer of the Borrower; (iii) the Amended and Restated Security Agreement duly executed and delivered by an Authorized Officer of the Borrower; and (iv) such financing statements executed by the Borrower as the Lender may require to further evidence or perfect the rights and interests granted or contemplated to be granted to or for the benefit of the Lender pursuant to the Credit Documents.

              (b) Borrowing Certificate. A Borrowing Certificate of the Borrower dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Lender and its counsel, duly executed by an Authorized Officer of the Borrower.

       5.2    Post-Closing Requirements.

       The Borrower shall deliver to the Lender, on or before January 14, 2000, the following:

              (a) Borrower Proceedings. Copies of all corporate proceedings undertaken by the Borrower, in form and substance satisfactory to the Lender, authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents as described in subparagraph (a) above and (c) below, as applicable, (ii) the borrowings contemplated thereunder and (iii) the granting by it of the security interests and other Liens granted or to be granted by it pursuant to the Credit Documents, Certified as to authenticity by an Authorized Officer of the Borrower, as of the Closing Date, which certificate shall state that the proceedings thereby Certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

              (b) Borrower Incumbency Certificate. Certificate of an Authorized Officer of the Borrower, dated the Closing Date, as to the incumbency and signature of the Authorized Officers of the Borrower executing any Credit Document, satisfactory in form and substance to the Lender and its counsel, duly executed by the Authorized Officers of the Borrower.

              (c) Subsidiary Credit Documents. In form and content satisfactory to the Lender: (i) an Unconditional Guaranty duly executed and delivered by an Authorized Officer of CLCQ in an amount and on such terms to the fullest extent permitted by law; (ii) an Unconditional Guaranty duly executed and delivered by an Authorized Officer of Delta College in an amount and on such terms to the fullest extent permitted by law; (iii) a Deed of Hypothec duly executed and delivered by an Authorized Officer of CLCQ on such terms as are to the fullest extent permitted by law; (iv) a Deed of Hypothec duly executed and delivered by an Authorized Officer of Delta College on such terms as are to the fullest extent permitted by law; and (v) a Subordination Agreement among the Borrower, the Lender, CLCQ and Delta College.

              (d) Consents. True and complete copies (in each case Certified as to authenticity on such date by an Authorized Officer of the Borrower or CLCQ or Delta College, as the case may be) of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by Contractual Obligations of the Borrower or CLCQ or Delta College, in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Note and the other Credit Documents, and such consents, authorizations and filings shall be satisfactory in form and substance to the Lender and in full force and effect.

              (e) Related Agreements. True and complete copies, Certified as to authenticity by the Borrower, of such contracts, documents or instruments to which the Borrower is a party as the Lender may reasonably request, including, without limitation, a copy of any debt instrument or security agreement to which the Borrower is a party.

              (f) Subsidiary Proceedings. Copies of all corporate proceedings undertaken by both CLCQ and Delta College, in form and substance satisfactory to the Lender, authorizing (i) the execution, delivery and performance of the Credit Documents as described in 5.2 (c) above, (ii) the borrowings contemplated thereunder and (iii) the granting by them of the security interests and other Liens granted or to be granted by them pursuant to the Credit Documents, Certified as to authenticity by an Authorized Officer of CLCQ or Delta College, which certificate shall state that the proceedings thereby Certified are in full force and effect and have not been amended, modified, revoked or rescinded as of the date of such certificate.

              (g) Subsidiary Incumbency Certificate. Certificates of an Authorized Officer of each of CLCQ and Delta College, as to the incumbency and signature of the Authorized Officer of CLCQ and Delta College executing any Credit Document, satisfactory in form and substance to the Lender and its counsel, duly executed by the Authorized Officers of CLCQ and Delta College.

              (h) Subsidiary Organizational Documents. True and complete copies of the certificate of incorporation and bylaws (or comparable documents) of each of CLCQ and Delta College, Certified as true and complete copies thereof by an Authorized Officer of each of CLCQ and Delta College.

              (i) Filings, Registrations and Recordings. All filings, registrations and recordings necessary, in the judgment of the Lender, to perfect, make enforceable or give first priority to any security interest or other Lien granted to or for the benefit of the Lender pursuant to the Credit Documents, with the payment of any necessary fee, tax or expense relating thereto.

              (j) Legal Opinions. The executed legal opinion of counsel to the Borrower and each of CLCQ and Delta College, in form and content satisfactory to the Lender. Such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement and the other Credit Documents as the Lender may reasonably require.

              (k) Landlord Agreement. A written agreement of the owner of the Borrower Chief Executive Office to be located in Manassas, Virginia, consenting to enforcement of the Lender's rights in connection therewith.

              (l) Other Documents. Such other documents as the Lender or its counsel shall reasonably require.

              (m) Payment of Expenses. Payment of all expenses of the Lender then incurred, pursuant to Section 9.6 below.

       5.3 Conditions to Each Loan. The agreement of the Lender to make any Revolving Credit Loan requested to be made by it on any date, or to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent as of the date such Revolving Credit Loan is requested to be made or such Letter of Credit is requested to be issued:

              (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and complete in all material respects on and as of such date as if made on and as of such date.

              (b) No Default. No Default or Event of Default shall be continuing on such date.

              (c) No Material Litigation. No Material Litigation shall be pending or, to the Borrower's knowledge, overtly threatened in writing against the Borrower or any Subsidiary of the Borrower.

              (d) No Material Adverse Change. There shall not have occurred any event or change since the date of the financial statements referred to in Subsection 4.1 which has had a Material Adverse Effect.

              (e) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other instruments, legal opinions and other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as the Lender shall reasonably request. Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Subsection 5.2 have been satisfied.


       SECTION 6. AFFIRMATIVE COVENANTS

       The Borrower agrees that, until all of the Obligations have been paid in full and there exists no contingent or non-contingent commitment by the Lender which could give rise to any Obligations, the Borrower shall:

       6.1 Financial Information. Furnish to the Lender by mail at 1970 Chain Bridge Road, VA-1954, McLean, Virginia 22102-4099, attention J. David Linthicum, or by facsimile to J. David Linthicum at 703-760-5817:

              (a) as soon as available, but in no event more than 35 days after the end of each month of February, March, May, June, August, September, November and December, a statement of income and retained earnings of the Borrower and its Subsidiaries for the month, a balance sheet of the Borrower and its Subsidiaries as of the end of the month, and a statement of cash flows for the Borrower and its Subsidiaries for the month, all with supporting schedules, and all in detail and scope satisfactory to the Lender, including sufficient detail showing the calculation of each component of each financial covenant set forth in Subsection 7.1 below, and Certified by the chief financial officer of the Borrower;

              (b) as soon as available, but in no event more than 45 days after the end of each fiscal quarter ending on April 30, July 31 and October 31, a statement of income and retained earnings of the Borrower and its Subsidiaries for the quarter, a balance sheet of the Borrower and its Subsidiaries as of the end of the quarter, and a statement of cash flows for the Borrower and its Subsidiaries for the quarter, all with supporting schedules, and all in detail and scope satisfactory to the Lender, including sufficient detail showing the calculation of each component of each financial covenant set forth in Subsection
7.1 below, and Certified by the chief financial officer of the Borrower;

              (c) as soon as available but in no event more than 60 days after the end of each fiscal year, a statement of income and retained earnings for the Borrower and its Subsidiaries for the fiscal year, a balance sheet of the Borrower and its Subsidiaries as of the end of the fiscal year, and a statement of cash flows for the Borrower and its Subsidiaries for the fiscal year, all with supporting schedules, and all in detail and scope satisfactory to the Lender, including sufficient detail showing the calculation of each component of each financial covenant set forth in Subsection 7.1 below, and Certified by the chief financial officer of the Borrower;

              (d) not later than the earlier of (i) 24 hours after filing with the Securities and Exchange Commission or (ii) 55 days after the end of each quarterly accounting period of the Borrower (A) a copy of the Borrower's Securities and Exchange Commission Form l0-Q containing a consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidated statement of cash flows of the Borrower and its Subsidiaries for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly accounting period, all prepared in accordance with GAAP consistently applied, and accompanied by (x) an Officer Default Certificate as of the end of such quarterly accounting period, and (y) an Officer Financial Covenant Certificate as of the end of such quarterly accounting period, and, if applicable, (B) a consolidating statement of income and retained earnings of the Borrower and its Subsidiaries for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidating statement of cash flows of the Borrower and its Subsidiaries for such quarterly accounting period and for the current fiscal year of the Borrower through the end of such quarterly accounting period, and a consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly accounting period, all prepared in accordance with GAAP consistently applied;

              (e) not later than 55 days after the end of each quarterly accounting period of the Borrower and in form and content satisfactory to Lender, a schedule and aging of student account receivables of the Borrower and its Subsidiaries as of the end of such quarterly accounting period;

              (f) not later than the earlier of (i) 24 hours after filing with the Securities and Exchange Commission or (ii) 100 days after the end of each fiscal year of the Borrower (A) a copy of the Borrower's Securities and Exchange Commission Form 10-K containing a consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and a consolidated statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrower, all prepared in accordance with GAAP consistently applied and examined and audited by independent certified public accountants satisfactory to the Lender, in the discretion of the Lender exercised in good faith, and accompanied by (w) a report of such independent certified public accountants with respect to such financial statements and examination which is satisfactory to the Lender,
(x) an Accountant Default Certificate, (y) an Officer Financial Covenant Certificate as at the end of such fiscal year, and (z) an Officer Default Certificate as at the end of such fiscal year, and (zz) an Officer Financial Aid Program Certificate for each fiscal year, and, if applicable, (B) a consolidating statement of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and a consolidating statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, and a consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year of the Borrower, all prepared in accordance with GAAP consistently applied by independent certified public accountants satisfactory to the Lender, in the discretion of the Lender exercised in good faith;

              (g) as soon as available but not later than April 30 of each year, a copy of projections by the Borrower of the operating budget and cash flow of the Borrower and its Subsidiaries for the fiscal year of the Borrower and its Subsidiaries, in substantially the form attached as Exhibit E; and (ii) as soon as available but not later than one (1) week after its submission to the U.S. Department of Education, a copy of a compliance audit of the administration by the Borrower and its Domestic Subsidiaries of Student Financial Aid Programs under Title IV of the Higher Education Act of 1965 conducted by independent certified public accountants or a government auditor and complying with all Requirements of Law;

              (h) promptly after transmission thereof, copies of all registration statements and all final regular, special or periodic reports which the Borrower or any of its Subsidiaries files with the United States Securities and Exchange Commission (or any successor thereto) or with any stock exchange; and

              (i) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

       6.2 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature; and cause each of its Subsidiaries to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations of whatever nature.

       6.3. Conduct of Business and Maintenance of Existence. (a) Continue, and cause each of its Subsidiaries to continue, to engage in the business of information technology education; (b) preserve, renew and keep in full force and effect, and cause each of its Subsidiaries to preserve, renew and keep in full force and effect, its organizational existence; (c) take, and cause each of its Subsidiaries to take, all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and
(d) comply with, and cause each of its Subsidiaries to comply with, all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

       6.4 Maintenance of Property; Insurance. (a) Keep, and cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition; and (b) maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies such insurance in at least such amounts and against at least such risks (but including in any event property casualty, liability, product liability and business interruption) as is reasonably prudent, such insurance being acceptable to the Lender; and furnish to the Lender, upon written request, full information as to the insurance carried.

       6.5 Inspection of Property and Books and Records. (a) Keep, and cause each of its Subsidiaries to keep, proper books and records in which true and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives of the Lender to visit and inspect any of its properties to review, audit, check and inspect the Borrower's books and records at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrower with the officers, directors, and other representatives of the Borrower and its accountant all at such times during normal business hours and other reasonable times and as often as the Lender may request. The Borrower shall pay to the Lender, upon demand, a cost of all such audits, field examinations, reviews, verifications and inspections.

       6.6    Notices. Promptly give notice to the Lender:

              (a)    of the occurrence of any Default or Event of Default;

              (b) (i) of receipt of any written notice of any default or event of default under or as defined in any Contractual Obligation of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (ii) of any notice or knowledge that the Borrower, any of its Domestic Subsidiaries or any Borrower Institution, or any educational program of any thereof, has been Disqualified, accompanied by a written calculation by the Borrower of the Disqualified Revenues Ratio as of the date that the Borrower, such Domestic Subsidiary, such Borrower Institution or such educational program was Disqualified, and (iii) of any notice or knowledge of any action or proceeding against, or any investigation or review of, the Borrower, any of its Subsidiaries or any Borrower Institution, or any educational program conducted by any thereof, by or on behalf of any accrediting agency, the Department of Education or any State of the United States of America or any other Governmental Authority;

              (c) of Material Litigation pending or overtly threatened in writing against the Borrower or any of its Subsidiaries;

              (d) of any litigation or proceeding pending against the Borrower or any of its Subsidiaries involving an uninsured amount of Five Hundred Thousand Dollars ($500,000.00) or more or in which injunctive or similar relief is sought; and

              (e) of the occurrence of any event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Subsection shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

       6.7 Government Regulations. Subject to any other more specific provisions of this Agreement, comply with, and cause each of its Subsidiaries to comply with, all applicable Requirements of Law relating to the conduct of its business.

       6.8 Employee Benefit Plans. (a) At all times administer, maintain and operate, and cause each Subsidiary of the Borrower at all times to administer, maintain and operate, each of its Benefit Plans in conformity in all material respects with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under Section 4980B of the Code and Sections 601-608 of ERISA); (b) at all times make, and cause each such Subsidiary of the Borrower at all times to make, all required contributions and premium payments under each Benefit Plan for all periods after the date hereof; (c) comply in all material respects with, and cause each Subsidiary of the Borrower to comply in all material respects with, all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and, if reasonably requested by the Lender, furnish the Lender with copies of all reports filed in connection therewith promptly after the filing thereof; (d) notify the Lender promptly of any fact, including, without limitation, any reportable event under Section 4043(b) of ERISA, arising in connection with any Retirement Plan which might constitute grounds for the termination thereof by the PBGC; and (e) furnish to the Lender, promptly upon its reasonable request therefor, such additional information concerning any Benefit Plan as the Lender may request.

       6.9    Environmental.

              (a) Cause all operations of the Borrower and its Subsidiaries to be conducted in compliance in all material respects with all applicable Environmental Laws;

              (b) promptly deliver to the Lender copies of all reports prepared by any Governmental Authority, any environmental auditor or engineer, or any other Person, relating to or in connection with any Environmental Claim against the Borrower or any of its Subsidiaries, unless the Borrower cannot obtain such reports or copies thereof;

              (c) notify the Lender in writing within 10 Business Days after the Borrower or any of its Subsidiaries shall have become aware of any Environmental Claim against the Borrower or any of its Subsidiaries or caused by any operations conducted by the Borrower or any of its Subsidiaries;

              (d) in the event that, to the knowledge of the Borrower or any of its Subsidiaries, any Hazardous Substance Contamination shall occur which was caused by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up, or the Borrower or any of its Subsidiaries shall become aware of any non-compliance in any material respect of any Obligor Use Property with any Environmental Law by the Borrower or any of its Subsidiaries which occurred previously, exists now or shall exist hereafter (i) notify the Lender thereof in writing within 10 Business Days, (ii) if requested by the Lender, engage, at the Borrower's expense, and deliver to the Lender as promptly as feasible an Environmental Assessment with respect thereto containing or accompanied by a plan and budget in form and content reasonably satisfactory to the Lender for the remediation or cure thereof, (iii) as promptly as feasible, commence and diligently pursue to completion, or cause to be promptly commenced and diligently pursued to completion, all actions which are necessary to remediate or cure the same, all contractors to perform any work in connection therewith to be reasonably satisfactory to the Lender, and (iv) if requested by the Lender, deliver to the Lender, within 15 days after request therefor by the Lender, a bond, letter of credit or similar financial assurance reasonably satisfactory to the Lender evidencing that the funds necessary are available to pay the cost of such cure or remediation; and

              (e) indemnify, protect and defend the Lender, and its officers, directors, employees, attorneys and agents, and save harmless the Lender, and its officers, directors, employees, attorneys and agents, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, defenses, judgments, decrees, orders, directives, suits, actions, proceedings, costs and expenses (including, without limitation, counsel fees and expenses and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against any of them relating to, resulting from or arising out of (i) the presence, manufacture, generation, production, processing, use, handling, treatment, storage, disposal, transportation or distribution on or about any Obligor Use Property of any Hazardous Substance by the Borrower or under any circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up, (ii) any Hazardous Substance Contamination by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up, (iii) any non-compliance in any material respect of any Obligor Use Property with any Environmental Law by the Borrower or any of its Subsidiaries which occurred previously, now exists or shall exist hereafter, or (iv) any costs associated with any remedial or curative action relating to any Hazardous Substances, any Hazardous Substance Contamination or any violation of any applicable Environmental Laws by the Borrower or any of its Subsidiaries. The indemnification obligations of the Borrower under this Subsection shall survive the termination of this Agreement and payment of the outstanding Note for a period of 3 years. The Lender agrees not to delay release of Collateral in accordance with the last sentence of Subsection 2.2 of the Borrower Security Agreement on account of any contingent obligation of the Borrower under the preceding sentence.

       6.10 Perfection of Security Interest. Cause the security interest granted to the Lender pursuant to the Borrower Security Agreement and any other documents executed contemporaneously with this Agreement to be duly perfected in accordance with applicable law with respect to all of the Collateral.

       6.11 Year 2000 Compatibility. Take all action necessary to assure that all computer-based systems of the Borrower and each of its Subsidiaries are able to operate and effectively process data, including dates, on and after January 1, 2000. At the request of the

Lender, the Borrower shall provide the Lender with assurance acceptable to the Lender of the Year 2000 compatibility of the computer-based systems of the Borrower and each of its Subsidiaries.

       6.12 Primary Bank Accounts. Maintain all primary depository accounts at the Lender, and deposit or transfer all cash receipts into the Operating Account. Upon the occurrence of an Event of Default, and immediately upon demand by the Lender, the Borrower shall deposit all cash receipts directly into the Operating Account, and shall make all disbursements (except for tuition refunds) from the Operating Account.


       SECTION 7. NEGATIVE COVENANTS

       The Borrower agrees that, until all of the Obligations have been paid in full and there exists no contingent or non-contingent commitment by the Lender which could give rise to any Obligations, the Borrower shall not, directly or indirectly:

       7.1    Financial Condition Covenants.

              (a) Leverage Ratio. Permit the Leverage Ratio to be greater than 1.75 to 1.00 as of the end of any quarterly accounting period of the Borrower.

              (b) Fixed Charge Coverage Ratio. As of the end of the quarterly accounting period of the Borrower ending on January 31, 2000, permit the Fixed Charge Coverage Ratio for the 12-month period then ending to be less than 1.25 to 1.00. As of the end of all subsequent quarterly accounting periods of the Borrower, permit the Fixed Charge Coverage Ratio for the 12 month period then ending to be less than 1.50 to 1.00.

              (c) Current Ratio. As of the end of any quarterly accounting period of the Borrower, permit the Current Ratio to be less than 1.00 to 1.00.

              (d) Tangible Net Worth. As of the following dates, permit the Borrower's Tangible Net Worth to be less than the following:


      Date                                                 Amount
      ----                                                 ------

 January 31, 2000                                       $46,750,000

 April 30, 2000                                         $47,100,000

 July 31, 2000                                          $47,400,000

 October 31, 2000                                       $48,400,000

January 31, 2001                                       $49,500,000

       7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

              (a) Indebtedness of the Borrower or any of its Subsidiaries under this Agreement and the other Credit Documents;

              (b) current Indebtedness of the Borrower and its Subsidiaries in connection with trade accounts payable incurred in the ordinary course of business (including payment obligations under Operating Leases of the Borrower and its Subsidiaries which the Lender acknowledges the Borrower enters into in connection with its business);

              (c)    Indebtedness of the Borrower secured by Permitted PMSIs;
and

              (d) other Indebtedness not exceeding Seven Million Dollars ($7,000,000.00) in the aggregate at any time outstanding, subject to the other provisions of this Agreement, including Subsection 7.3.

       7.3 Limitation on Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

              (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the Subsidiary, as the case may be, in conformity with GAAP and that no notice of lien with respect thereto is filed in any recording office;

              (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish in any material respect any interest of the Lender;

              (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

              (d) Liens in favor of the Lender created pursuant to the Credit Documents;

              (e)    Permitted PMSIs;

              (f) Liens which are created for the benefit of a Person solely to evidence a sale of accounts to such Person by the Borrower or a Subsidiary of the Borrower pursuant to a Permitted Factoring Agreement and which attach to no property of the Borrower or any Subsidiary of the Borrower other than such accounts and the proceeds thereof; and

              (g)    Liens, if any, described in Schedule 7.3.

       7.4 Limitation on Negative Pledge Clauses. Enter into, or permit any of its Subsidiaries to enter into, any covenant or other agreement with or for the benefit of any other Person, other than pursuant to this Agreement or the other Credit Documents, which prohibits or limits the right, power, authority or ability of the Borrower or the Subsidiary to create, incur, assume or suffer to exist any security interest or other Lien upon any of its assets, whether now owned or hereafter acquired.

       7.5 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Contingent Obligation except for:

              (a) Contingent Obligations arising in connection with Letters of Credit or otherwise arising under or in connection with the Credit Documents; and

              (b) Contingent Obligations in the nature of performance bonds and performance guaranties arising in the ordinary course of business.

       7.6 Limitations on Fundamental Changes. Enter into, or permit any of its Subsidiaries to enter into, any merger, consolidation, amalgamation or share exchange, or, suffer or permit any business, assets, operations or books and records of the Borrower or any of its Subsidiaries to be merged, consolidated or commingled with any business, assets, operations or books and records of any other Person, or make any material change in the present method of conducting business.

       7.7 Limitation on Acquisitions. Purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any assets of any other Person.

       7.8 Limitation on Sale of Assets. Convey, sell, assign, transfer, lease or otherwise dispose of, or permit any of its Subsidiaries to convey, sell, assign, transfer, lease or otherwise dispose of, any of the Collateral or any substantial part of its assets, whether now owned or hereafter acquired, except:

              (a) obsolete or worn-out equipment or inventory disposed of in the ordinary course of business;

              (b)    the sale of inventory in the ordinary course of business;

              (c) sales of accounts of the Borrower or its Subsidiaries pursuant to a Permitted Factoring Agreement; and

              (d) sales, leases or dispositions of assets of the Borrower (not including the Collateral) having a value, in the aggregate for all such sales, leases or dispositions, not exceeding thirty percent (30%) of Total Assets at the time of determination.

       7.9 Limitation on Restricted Payments. Make or commit to make, or permit any of its Subsidiaries to make or commit to make, any Restricted Payments except:

              (a)    payments to the Borrower by any Subsidiary of the Borrower;

              (b) payments of compensation, stock options, bonuses, insurance, fringe benefits and reimbursement of expenses to employees of the Borrower in the ordinary course of business;

              (c) payments of dividends in the form of capital stock of the Borrower by the Borrower to stockholders of the Borrower;

              (d) payments made by the Borrower to repurchase securities of the Borrower, to the extent that such payments are made with proceeds of a public offering of securities of the Borrower.

       7.10 Limitation on Transactions with Affiliates. Except as permitted by other provisions of this Agreement, enter into, or permit any of its Subsidiaries to enter into, any transaction with any Affiliate except for transactions with Affiliates entered into in the ordinary course of business on terms no less favorable than would apply in a comparable arm's-length transaction with a Person that is not an Affiliate.

       7.11 Limitation on Subsidiaries. Form or acquire, or permit any of its Subsidiaries to form or acquire, any Subsidiary.

       7.12 Limitation on Investments, Loans and Advances. Purchase any Investment or make any advance, loan or extension of credit to any Person, or permit any of its Subsidiaries to purchase any Investment or make any advance, loan or extension of credit to any Person, except for:

              (a) extensions of trade credit in the ordinary course of business;

              (b) loans to CLCQ and/or Delta College so long as CLCQ and Delta College are Subsidiaries of the Borrower, which loans may not exceed $1,250,000 in the aggregate;

              (c)    Investments in Cash Equivalents; and

              (d)    other Investments approved by the Lender in writing.

       7.13 Limitation on Optional Payments and Modifications. (a) Unless commercially reasonable to do so, make, or permit any of its Subsidiaries to make, any optional payment or prepayment on or redemption of any Indebtedness (other than Indebtedness pursuant to this Agreement), or (b) unless commercially reasonable to do so, amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

       7.14 Limitation on Sale and Leaseback. Enter into, or permit any of its Subsidiaries to enter into, any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

       7.15 Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than January 31.

       7.16 Places of Business. Change, or suffer or permit to be changed, the location of the Borrower Chief Executive Office or the location of the Borrower's books and records, or have or maintain, other than the Borrower Business Premises, any business, office or storage location unless the Lender shall have received 60 days prior written notice of the new location.

       7.17 Change of Name. Without giving the Lender at least 60 days prior written notice and executing and delivering to the Lender such financing statements and other documents as the Lender may reasonably require after receipt of such notice, change, or suffer or permit to be changed, the name of the Borrower or any of its Subsidiaries, or use any trade name, or permit any of its Subsidiaries to use any trade name, other than its true corporate name and "Advantec Institutes."

       7.18 ERISA. (a) With respect to any Retirement Plan, engage, or knowingly permit any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975(e)(2) of the Code) to engage, in any "prohibited transaction" within the meaning of Section 4925 of the Code or Sections 406 through 408 of ERISA; (b) with respect to any Retirement Plan, knowingly incur, or permit any Subsidiary of the Borrower to knowingly incur, any "accumulated funding deficiency" under Section 302 of ERISA or Section 412 of the Code, whether or not waived; (c) terminate any Retirement Plan in a manner which could result in the imposition of a lien on any of its property pursuant to Section 4068 of ERISA; or (d) take any action which materially adversely affects the qualification of any Qualified Plan.

       7.19 Environmental. (a) Permit any Hazardous Substance to be present, manufactured, generated, produced, processed, used, handled, treated, stored or disposed of on any Obligor Use Property in violation of any applicable Environmental Law by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up; (b) permit to occur any Hazardous Substance Contamination by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of remediation or clean-up; or (c) permit any underground storage tanks to be installed on any Obligor Use Property by the Borrower or any of its Subsidiaries or under circumstances as a result of which the Borrower or any of its Subsidiaries would be liable or financially responsible for damages or the cost of removal, remediation or clean-up.

       7.20 Limitation on Inconsistent Agreements. Enter into, or permit any of its Subsidiaries to enter into, any agreement which is inconsistent with any obligations of the Borrower or any of its Subsidiaries under this Agreement or any of the other Credit Documents.


       SECTION 8. EVENTS OF DEFAULT

              Upon the occurrence of any of the following events:

              (a) The Borrower or any Other Obligor shall fail to pay when and as due, whether by demand, stated maturity, acceleration or otherwise, any of the Obligations, including, without limitation, principal and interest on the Note, L/C Reimbursement Obligations, fees or expenses; or

              (b) Any representation or warranty made or deemed made by the Borrower or any Other Obligor herein or in the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) The Borrower or any Other Obligor shall fail to observe, perform or comply with any covenant or agreement contained in this Agreement or any of the other Credit Documents (other than as provided in (a) above), and, in the case of any failure of the Borrower or any Other Obligor to observe, perform or comply with any covenant or agreement to be observed, performed or complied with:

                     (i)    under Subsection 4.14(b), 6.1(f), 6.4(b) or 6.8(e),
or Subsection 2.2 of the Borrower Security Agreement, such failure shall continue for 3 Business Days after written notice of such failure from the Lender to the Borrower;

                     (ii)   under Subsection 6.1(a) through (d), inclusive, or
9.7 or under Subsection 4.1 of the Borrower Security Agreement, such failure shall continue for 5 Business Days after written notice of such failure from the Lender to the Borrower;

                     (iii) under Subsection 6.3(b), 6.10 or 7.3, such failure shall continue for 5 Business Days after the Borrower becomes aware of such failure, whether as a result of notice from the Lender or otherwise;

                     (iv) under Subsection 6.5(b), such failure shall continue for 1 Business Day after written notice of such failure from the Lender to the Borrower;

                     (v) under Subsection 6.9(b) through (d), inclusive, such failure shall continue for 15 Business Days;

                     (vi) under Subsection 7.12, such failure shall continue for 5 Business Days;

                     (vii) under Subsection 2.3(e) of the Borrower Security Agreement, such failure shall continue for 3 Business Days after notice of such failure from the Lender to the Borrower; or

                     (viii) other than as provided in Section 8(a) and Section 8(c)(i) through (vii), inclusive, and except in the case of any failure of the Borrower or any Other Obligor to observe, perform or comply with any covenant or agreement to be observed, performed or complied with under Subsection 4.14(a), 4.18, 6.3(a), 6.6, 6.8(d), 7.1, 7.4, 7.6 through 7.11, inclusive, or 7.13 through 7.18, inclusive, or Subsection 2.3(b) and 2.3(d) of the Borrower Security Agreement, such failure shall continue for 30 days; or

              (d) (i) This Agreement or any of the other Credit Documents shall be, or shall be held by a court of competent jurisdiction to be, invalid or unenforceable in any respect reasonably deemed material by the Lender, or
(ii) the security interests and other Liens created in favor of or for the benefit of the Lender shall cease to be enforceable in any respect reasonably deemed material by the Lender and of the same effect and priority purported to be created thereby; or

              (e) The Borrower or any Other Obligor shall revoke or terminate, or attempt to revoke or terminate, or notify the Lender of revocation or termination of, any continuing obligations or agreements of the Borrower or such Other Obligor relating in any way to this Agreement or any of the other Credit Documents; or

              (f) The Borrower, any of its Subsidiaries or any Other Obligor shall (i) default in any payment of any Indebtedness (other than Indebtedness referred to in paragraph (a) above) or in the payment of any Contingent Obligation reasonably deemed material by the Lender, beyond any period of grace but whether or not any required notice has been given, or (ii) default in the observance or performance of any other agreement or condition otherwise relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required and expiration of any applicable grace period, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

              (g) (i) The Borrower, any of its Subsidiaries or any Other Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, any of its Subsidiaries or any Other Obligor shall make a general assignment for the benefit of its creditors, whether or not any court assumes jurisdiction thereof; or (ii) there shall be commenced against the Borrower, any of its Subsidiaries or any Other Obligor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed for a period of 60 days; or (iii) there shall be commenced against the Borrower, any of its Subsidiaries or any Other Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged or stayed pending appeal, within 60 days from the entry thereof or (iv) the Borrower, any of its Subsidiaries or any Other Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii) or (iii) above; or (v) the Borrower, any of its Subsidiaries or any Other Obligor shall be insolvent (as defined in Section 101(32) of the United States Bankruptcy Code, or any successor legislation), or generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (h) Dissolution or liquidation of, or the entry of any unstayed judgment, order, award or decree for the dissolution or liquidation of, the Borrower or any Other Obligor; or

              (i) Injunction or restraint of the Borrower or any Other Obligor in any manner from conducting its business in whole or in part deemed material by the Lender in good faith; or

              (j) Any material assets of the Borrower or any Subsidiary of the Borrower shall be attached, levied upon, seized or repossessed and such assets shall not be released or discharged from such attachment, levy, seizure or repossession within 60 days; or

              (k) There shall occur any event or condition which the Lender reasonably determines has or will have a Material Adverse Effect, whether or not such event or condition otherwise constitutes an Event of Default; or

              (l) (i) The Borrower or any Commonly Controlled Entity shall, or, in the judgment of the Lender exercised in good faith, is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (ii) any other event or condition shall occur or exist, with respect to a Plan, and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected, in the aggregate, to subject the Borrower or any Other Obligor to any tax, penalty or other liabilities deemed material by the Lender in good faith; or

              (m) One or more judgments or decrees shall be entered against the Borrower, any of its Subsidiaries or any Other Obligor involving in the aggregate liabilities (not paid or fully covered by insurance) equal to or exceeding Five Hundred Thousand Dollars ($500,000.00) and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within 30 days from the entry thereof; or

              (n) The Borrower, any of its Subsidiaries or any Other Obligor shall be convicted of an offense (other than traffic violations) punishable under any domestic or foreign criminal statute or law;

              (o)    There shall occur a Change of Control; or

              (p) As at the date that the Borrower, any of its Domestic Subsidiaries or any Borrower Institution, or any educational program of any thereof, is Disqualified, the Disqualified Revenues Ratio shall be equal to or greater than ten percent (10%) and shall not be reduced to less than ten percent (10%) as at a date within 15 calendar days thereafter;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (h) or in clause (i) or (ii) of paragraph (g) above automatically the Commitments shall immediately terminate and all of the Obligations (with accrued interest thereon) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Lender may by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Lender may by notice to the Borrower, declare all of the Obligations (with accrued interest thereon) to be due and payable, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


              SECTION 9. MISCELLANEOUS

              9.1 Amendments and Waivers. Neither this Agreement, the Note or any other Credit Document, nor any terms hereof or thereof may be amended, modified, extended, renewed, supplemented or replaced except in accordance with the provisions of this Subsection. The Lender and the Borrower may from time to time enter into written amendments, modifications, extensions, renewals, supplements or replacements for the purpose of amending, modifying, extending, renewing, supplementing or replacing any provisions of this Agreement or the other Credit Documents or changing in any manner the rights of the parties hereunder or thereunder or waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences. In the case of any waiver, the Borrower and the Lender shall be restored to their former positions and rights hereunder and under the Note, and any Default or Event of Default waived shall be deemed to be cured; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereupon.

              9.2 More Restrictive Provisions. If the Borrower enters into or becomes bound by any credit agreement, purchase agreement or other agreement, document or instrument (but not including any statutory requirement or any requirement imposed by regulatory authorities), or any amendment, modification, supplement or restatement thereof, which requires the Borrower to comply with any financial covenants which are in addition to or more restrictive (the "Additional/More Restrictive Provisions") than the covenants contained in Subsection 7.1, this Agreement shall be deemed to be automatically and immediately amended to include such Additional/More Restrictive Provisions. If such credit agreement, purchase agreement or other agreement or document which contains the Additional/More Restrictive Provisions, or the Additional/More Restrictive Provisions, are terminated and of no further force or effect, then any amendment of this Agreement effected as a result of the provisions of this Subsection shall be of no further force or effect and this Agreement shall be deemed to be automatically and immediately amended to conform to the terms of this Agreement prior to such amendment of this Agreement effected pursuant to this Subsection as a result of such Additional/More Restrictive Provisions. If, after an amendment of this Agreement effected pursuant to this Subsection as a result of Additional/More Restrictive Provisions, such Additional/More Restrictive Provisions shall be amended or modified and the result of such amendment or modification is to cause some or all of such Additional/More Restrictive Provisions to be more restrictive or less restrictive, but in any event more restrictive than the financial covenants contained in Subsection 7.1 prior to such amendment of this Agreement, then this Agreement shall be deemed to be automatically and immediately amended to conform to such Additional/More Restrictive Provisions, as so amended or modified. Upon request of the Lender at any time or from time to time, the Borrower shall promptly execute and deliver to the Lender such amendments of this Agreement, and such other agreements, instruments and documents, as the Lender may request to further memorialize amendments of this Agreement pursuant to this Subsection.

              9.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, transmitted by facsimile transmission or, if sent via Federal Express (or other reputable commercial overnight courier), return receipt requested, 3 days after delivery of the return receipt to the sending party, addressed as follows (or to such other address as may be hereafter notified by the respective parties hereto and any future holder of the Note):

       The Borrower:           11350 Random Hills Road
                               Suite 240
                               Fairfax, Virginia 22030
                               Attention: Charles L. Cosgrove, Vice President and Chief Financial Officer
                               Fax: (703) 359-8226

       with a copy to:         Shaw Pittman
                               1675 International Drive
                               McLean, Virginia 22102
                               Attention: Jack L. Lewis, Esquire
                               Fax: (703) 790-7901

       The Lender:             First Union National Bank
                               1970 Chain Bridge Road
                               7th Floor South - VA 1954
                               McLean, Virginia  22102
                               Attention: J. David Linthicum, Vice President
                               Fax: (703) 760-5549

       with a copy to:         Piper Marbury Rudnick & Wolfe LLP
                               36 South Charles Street
                               Baltimore, Maryland 21201
                               Attention: David S. Musgrave, Esquire
                               Fax: (410) 576-1840


provided that any notice, request or demand to or upon the Lender pursuant to Subsections 2.3, 2.7, 2.10, and 2.11 shall not be effective until received. No failure of any party hereto to provide a copy of any notice, request or demand to Shaw Pittman or Piper Marbury Rudnick & Wolfe LLP as provided above shall impair in any way the effectiveness of any such notice, request or demand.

       9.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

       9.5 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

       9.6 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the development, preparation and execution of, and any administration, amendment, modification, extension, renewal, supplement or replacement of, this Agreement, the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the legal interpretation, enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lender, (c) to pay, indemnify and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, modification, extension, renewal, supplement or replacement of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify and hold the Lender harmless from, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents (all of the foregoing, collectively, the "indemnified liabilities"); provided that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Lender, or (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Subsection shall survive the termination of this Agreement and payment of the Note for a period of 2 years. The Borrower authorizes the Lender to debit from the Operating Account all such payments or reimbursements which the Borrower is required to make under this Subsection.

       9.7 Further Assurances. The Borrower agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the Lender may reasonably request to vest in and assure to the Lender its rights under this Agreement or any of the other Credit Documents.

       9.8 Unenforceability. If any term, provision or condition, or any part thereof, of this Agreement or any of the other Credit Documents shall for any reason be found or held invalid or unenforceable by any court or Governmental Authority, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition, nor any other term, provision or condition, and this Agreement and the other Credit Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein or therein; provided, however, that if any rate of interest provided under this Agreement or any of the other Credit Documents does or shall exceed the maximum interest rate permitted by law, then such rate of interest shall immediately be deemed to be reduced to such maximum rate and all previous payments of interest in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

       9.9 Indemnification Concerning Fees. The Borrower agrees to indemnify, protect and defend the Lender, and save the Lender harmless, from and against any and all claims, demands, damages, losses, liabilities, obligations, penalties, litigation, judgments, suits, actions, proceedings, costs and expenses (including, without limitation, counsel fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, paid or incurred by or asserted or awarded against the Lender relating to, resulting from or arising out of any broker's or finder's fee or commission which the Lender did not directly contract to pay.

       9.10 Waiver of Trial by Jury. Each of the Borrower and the Lender agrees that any action, suit or proceeding involving any claim, counterclaim or cross-claim arising out of or in any way relating, directly or indirectly, to this Agreement or any of the other Credit Documents, or any liabilities, rights or interests of the Borrower, the Lender or any other Person arising out of or in any way relating, directly or indirectly, to any of the foregoing, shall be tried by a court and not by a jury. Each of the Borrower and the Lender hereby waives any right to trial by jury in any such action, suit or proceeding, with the understanding and agreement that this waiver constitutes a waiver of trial by jury of all claims, counterclaims and cross-claims against all parties to such actions, suits or proceedings, including claims, counterclaims and cross-claims against parties who are not parties to this Agreement or the other Credit Documents. This waiver is knowingly, willingly and voluntarily made by each of the parties hereto, and each of the parties hereto acknowledges and agrees that this waiver of trial by jury is a material aspect of the agreements among them and that no representations of fact or opinion have been made by any Person to induce this waiver of trial by jury or to modify, limit or nullify its effect.

       9.11 Additional Waivers. The Borrower hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement or any of the other Credit Documents by any other party hereto; and
(b) all claims and causes of action of the Borrower against the Lender for punitive, exemplary, consequential, special or other indirect or non-compensatory damages.

       9.12 Successors and Assigns: Transfers of Interests. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

              (b) The Lender may at any time, in its discretion, assign, transfer or pledge to any Person, or grant to any Person a security interest in, this Agreement, any of the other Credit Documents or any of its rights hereunder or thereunder. In addition, the Lender may sell, in such amounts, upon such terms and to such Persons as the Lender may determine, participation in its interests under this Agreement or any of the other Credit Documents. In the case of each such assignment, transfer, pledge, grant or sale (i) the Lender may from time to time provide to the assignee, transferee, pledgee, secured party or participant, any information and documents (or copies thereof) relating to this Agreement and the other Credit Documents and related transactions, and relating to the business, assets, operations, business prospects or financial condition of the Borrower, Subsidiaries of the Borrower and Other Obligors, and (ii) subject to Requirements of Law, the Lender agrees to continue to administer this Agreement and the other Credit Documents subject to compensation of the Lender by such assignees, transferees, pledgees, secured parties or participants.

       9.13 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

       9.14   Governing Law. This Agreement (other than the provisions of
Section 3), the Note and the other Credit Documents (other than the L/C Agreements), and the rights and obligations of the parties hereunder and thereunder, shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia, exclusive of principles of conflicts of laws. The provisions of Section 3 of this Agreement, and the rights and obligations of the parties under Section 3 of this Agreement, shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia, exclusive of principles of conflicts of laws.

       9.15 Submission To Jurisdiction. The Borrower hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Eastern District of Virginia or the Circuit Court of Fairfax County, Virginia;

              (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Subsection 9.3 or at such other address of which the Lender shall have been notified pursuant thereto; and

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

       9.16 Release. The Borrower releases and forever waives and relinquishes all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature, whether known or unknown, which it has, may have, or might have or assert now or in the future against the Lender and its directors, officers, employees, attorneys, agents, successors, predecessors and assigns and any Affiliates, Subsidiaries or related entities of the Lender and their directors, officers, employees, attorneys, agents, successors, predecessors and assigns, directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun before the execution of this Agreement.

       9.17 Waiver by Lender. Subject to compliance with each and every closing condition set forth in Section 5, the Lender waives the Borrower's failure to comply with the Fixed Charge Coverage Ratio covenant for the quarter ending October 31, 1999.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST/WITNESS:                        COMPUTER LEARNING CENTERS, INC.

    [SIG]                              By:   /s/ CHARLES L. COSGROVE             (SEAL)
--------------------------------          ---------------------------------------
                                          Charles L. Cosgrove, Vice President and
                                            Chief Financial Officer



                                       FIRST UNION NATIONAL BANK


    [SIG]                              By:   /s/ J. DAVID LINTHICUM               (SEAL)
-------------------------------           ----------------------------------------
                                               J. David Linthicum, Vice President

                                                                      Schedule I
                                                             to Credit Agreement
                           BORROWER BUSINESS PREMISES

222 South Harbor Boulevard
Anaheim, CA 92805

3580 Wilshire Boulevard
Suite 100
Los Angeles, CA 90010

667 Mission Street
San Francisco, CA 94105

111 North Market Street
Suite 105
San Jose, CA 95113

2359 Windy Hill Road #280
Marietta, GA 30076

200 South Michigan Avenue
Chicago, IL 60604

920 East Algonquin Road, #110
Schaumberg, IL 60173

312 Marshall Avenue
Laurel, MD 20707

211 South Plain Street
Lowell, MA 01852

5 Middlesex Avenue
Somerville, MA 02145

32500 Concord Drive
Madison Heights, MI 48071

The Plaza
2290 Corporate Circle, Suite 100
Henderson, NV 89014

2 Executive Campus #200
Cherry Hill, NJ 08002

160 East Route 4
Paramus, NJ 07652

50 Cragwood Road
1st Floor
South Plainfield, NJ 07080

3031-A Walton Road
Suite 301
Norristown, PA 19401

3600 Market Street
Philadelphia, PA 19104

Appletree Corporate Center
2180 Hornig Road, Building A
Philadelphia, PA 19116

777 Penn Center Boulevard
3rd Floor
Pittsburgh, PA 15235

One Plymouth Meeting
Suite 300
Plymouth Meeting, PA 19462

1500 Eastgate Drive
Suite 200
Garland, TX 75041

3030 South Gessner
Suite 150
Houston, TX 77063

301 NE Loop 820
Hurst, TX 76053

6295 Edsall Road
Suite 210
Alexandria, VA 22312

11350 Random Hills Road
Suite 240
Fairfax, VA 22030

7000 Infantry Ridge Road #200
Manassas, VA 20109

5675 Jimmy Carter Boulevard
Suite 100
Norcross, Georgia  30071

7005 Boulevard Taschereau
Suite 300
Brossard, Quebec  J4Z 1A7

Carrefour Laval
2525, Boul, Daniel-Johnson
Suite 610
Laval, Quebec  H7T 1S9

416 Boulevard De Maisonneuve Quest
Bureau 700
Montreal, Quebec  H3A 1L2

10021 Balls Ford Road
Manassas, Virginia 20109

                                                                    Schedule 4.6
                                                             to Credit Agreement


                                ACTIVE LITIGATION

       On May 5, 1998, a class action lawsuit was filed against the Borrower in the Superior Court of New Jersey in Bergen County, New Jersey. The complaint alleges, among other things, that the Borrower's Learning Centers in New Jersey failed to provide certain educational services and resources, misrepresented certain information respecting services, resources, occupational opportunities and student outcomes and violated certain provisions of the New Jersey Consumer Fraud Act. On November 19, 1999, the Court certified a class consisting of all persons who, during the six years immediately preceding the commencement of this action had enrolled in a course or courses of study, education or training provided by the Borrower at its New Jersey locations for which they incurred tuition expenses. On December 6, 1999, the Borrower filed a motion with the Appellate Division of the Superior Court of New Jersey to appeal the November 19, 1999 decision to certify a class. The Borrower is unable to estimate the outcome of the matter or any potential liability.


       Between June 1, 1998 and October 31, 1999, the Borrower was named as defendant in eight other lawsuits in California, Texas, Virginia, Michigan and New Jersey by individual students or groups of students who formerly attended one of the Borrower's Learning Centers. In two of these lawsuits, various officers and directors of the Borrower have also been named as defendants. The complaints allege, among other things, that the Borrower's affected Learning Centers failed to provide plaintiffs with certain educational services and resources and misrepresented certain information respecting services, resources, student outcomes and violated certain provisions of the applicable state consumer laws. During the second quarter of fiscal 2000, two of these cases were settled resulting in payments to the former students of immaterial amounts. In the third quarter of fiscal 2000, one case in Virginia was also settled. Settlement expenses are combined with legal fees and included within general and administrative expenses in the consolidated financial statements. The Borrower is unable to estimate the outcome of the other five matters or any potential liability.

       On July 9, 1999, a class action lawsuit was filed against the Borrower in the Court of Common Pleas in Philadelphia County, Pennsylvania, on behalf of all students who attended the Learning Center located on Market Street in Philadelphia within six years of July 9, 1999, who have not obtained employment in a computer-related job through the Borrower's placement services. On August 2, 1999, the case was removed to the United States District Court for the Eastern District of Pennsylvania. On October 12, 1999, the United States District Court for the Eastern District of Pennsylvania remanded the case to the Court of Common Pleas in Philadelphia County, Pennsylvania. The complaint alleges, among other things, that this Learning Center failed to provide certain educational services and resources, misrepresented certain information respecting services, resources, occupational opportunities and student outcomes, and violated certain provisions of the Pennsylvania Unfair Trade Practices and Consumer Protection Law. The Borrower is unable to estimate the outcome of the matter or any potential liability.

       In addition to the lawsuits discussed above, the Borrower is a defendant in a number of civil lawsuits involving current and former employees, which the Borrower considers incidental to the Borrower's business and unlikely to have a material effect on the Borrower's future operations. However, there can be no assurance that these matters will not have a material adverse effect on the Borrower's results of operations in a future period, depending in part on the results for such period.

       The Borrower intends to defend itself vigorously in the lawsuits referred to above; however, there can be no assurance that the Borrower will be successful in defending the Borrower in any of these proceedings. Even if the Borrower prevails on the merits in such litigation, the Borrower expects to incur significant legal and other defense costs as a result of such proceedings. These proceedings could involve substantial diversion of the time of some members of management, and an adverse determination in, or settlement of, such litigation could involve the payment of significant amounts, or could include terms in addition to such payments, which could have a severe impact on the Borrower's business, financial condition and results of operations.

       There can be no assurance that additional legal proceedings will not be filed or that adverse action will not be initiated against the Borrower, either by federal or state regulators, or other parties. Any such legal proceedings or adverse action could have a severe impact on the Borrower's business, financial condition and results of operations.



                               SETTLED LITIGATION

       On March 13, 1998, a class action lawsuit was filed against the Borrower in the United States District Court for the Central District of California on behalf of all purchasers of the Borrower's Common Stock from October 31, 1997 through March 10, 1998. Over the following two months, eight additional similar cases were filed in United States District Courts: two in the Central District of California; five in the Northern District of Illinois; and one in the Eastern District of Virginia. The complaints alleged violations of the Securities Exchange Act of 1934, including allegations that the Borrower was experiencing "operations difficulties" and failed to disclose the alleged difficulties. The complaints also alleged that Company insiders realized profits by trading their shares of Company stock while in possession of material adverse information. All of the complaints were filed on behalf of classes of shareholders of Company Common Stock beginning as early as March 11, 1997 and ending as late as April 7, 1998. All of these shareholder lawsuits were consolidated and transferred to the United States District Court for the Eastern District of Virginia. The Borrower entered into a settlement agreement with the plaintiffs in February 1999, whereby the Borrower settled these allegations and agreed to compensation to members of the plaintiffs' class. The terms of the settlement, which received final judicial approval on July 9, 1999 and have been approved by the plaintiffs, provided for the payment of $3.0 million in cash ($2.35 million was covered by the Borrower's insurance policy) and the issuance of 550,000 shares of CLC Common Stock, subject to certain price protection features, which resulted in an additional 463,152 shares of CLC Common Stock being issued to guarantee a total settlement of $7.5 million. The Borrower's $650,000 cash portion of the settlement agreement was paid in April 1999, and the remaining $2.35 million cash obligation was paid in June 1999.

       On April 16, 1999, the United States District Court for the Eastern District of Virginia modified a confidentiality order that had been entered in the case. The modification permitted the Borrower's counsel to share with the United States Securities and Exchange Commission material that the Borrower had obtained in discovery from certain third parties who had been trading in the Borrower's common stock. The Borrower sought the modification of the confidentiality order because the Borrower believes that the material in question might evidence violations of federal securities laws by those third parties.

                                                                   Schedule 4.11
                                                             to Credit Agreement

                              ENVIRONMENTAL MATTERS


                                      NONE

                                                                    Schedule 7.3
                                                             to Credit Agreement

                                 PERMITTED LIENS


                                      NONE

                                                                       EXHIBIT A
                                                             to Credit Agreement

                           OFFICER DEFAULT CERTIFICATE


       I, _____________________, pursuant to the Amended and Restated Credit Agreement (the "Credit Agreement") dated December 23, 1999, between COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Borrower"), and FIRST UNION NATIONAL BANK, as successor-by-merger to CORESTATES BANK, N.A. ("Lender"), hereby certify to Lender that:

       1.     I am the chief financial officer of Borrower.

       2. I have conducted a diligent inquiry concerning whether, as of ____________________ _____, there existed any Default (as defined in the Credit Agreement) or any Event of Default (as defined in the Credit Agreement).

       3. Based upon such inquiry, to my actual knowledge and belief, as of such date, [there existed no Default (as defined in the Credit Agreement) or Event of Default (as defined in the Credit Agreement).] [the following Default[s] (as defined in the Credit Agreement) and Event[s] of Default (as defined in the Credit Agreement) existed and the relevant facts with respect thereto are as follows:]





       WITNESS my signature of this ______ day of _______________, _____.



                                     ----------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT B
                                                             to Credit Agreement



                     OFFICER FINANCIAL COVENANT CERTIFICATE

       I, ______________________, pursuant to the Amended and Restated Credit Agreement (the "Credit Agreement") dated December 23, 1999, between COMPUTER LEARNING CENTERS, INC., a Delaware corporation ("Borrower"), and FIRST UNION NATIONAL BANK, successor-by-merger to CORESTATES BANK, N.A. ("Lender"), hereby certify to Lender, that:

       1.     I am the chief financial officer of Borrower.

       2. As of __________________, ____ (all capitalized terms used hereinafter without definition having the meanings assigned to such terms in the Credit Agreement):

       (a) TANGIBLE NET WORTH FOR Q_____ EQUALED                 $ ___________

                                                                  Q ____       Q ____       Q ____       Q ____
       (i)    Total Assets                                        $______      $______      $______      $______

       (ii)   Less Intangible Assets                              ($______)    ($______)    ($______)    ($______)

       (iii)  Equals Tangible Assets                              $______      $______      $______      $______

       (iv)   Total Liabilities                                   $______      $______      $______      $______

       (iv)   Tangible Net Worth                                  $______      $______      $______      $______


       (b) LEVERAGE RATIO FOR Q_____ EQUALED                  _________ TO 1.00

                                                                 Q ____       Q ____       Q ____       Q ____

        (i)  Total Liabilities                                   $______      $______      $______      $______

        (ii) Tangible Net Worth (TNW)                            $______      $______      $______      $______

        (ii) Total Liabilities/TNW                               $______      $______      $______      $______

       (c) FIXED CHARGE COVERAGE RATIO FOR 12 MONTH ROLLING PERIOD EQUALED ________ TO 1.00

                                                          Q ____       Q ____       Q ____       Q ____       12 Mo. Rolling
            (i)     Net Income before tax
                    for the quarterly periods ended       $______      $______      $______      $______      $________

            (ii)    Depreciation, amortization            $______      $______      $______      $______      $________

            (iii)   Other non-cash charges deducted
                    in determining such net income        $______      $______      $______      $______      $________

            (iv)    Interest Expense for period           $______      $______      $______      $______      $________

            (v)     Payments under Operating Leases
                    during the periods then ended         $______      $______      $______      $______      $________

            (vi)    Less 50% of Capital Expenditures
                    during the periods then ended         ($______)    ($______)    ($______)    ($______)    ($________)

            (vii)   ADJUSTED NET INCOME (NUMERATOR)       $______      $______      $______      $______      $________

            (viii)  Payments under Operating Leases
                    during the periods then ended         $______      $______      $______      $______      $________

            (ix)    Interest Expense for period           $______      $______      $______      $______      $________

            (x)     Current portion of Long-Term
                    Debt for then ended periods           $______      $______      $______      $______      $________

            (xi)    FIXED CHARGES (DENOMINATOR)           $______      $______      $______      $______      $________


         (d) CURRENT RATIO FOR Q_____ EQUALED               ___________ TO 1.00

                                                          Q ____       Q ____       Q ____       Q ____

              (i)   Total Current Assets                  $______      $______      $______      $______

              (ii)  Total Current Liabilities             $______      $______      $______      $______

              (iii) Current Assets/Current Liabilities    ____:_1_     ____:_1_     ____:_1_     ____:_1_

       WITNESS my signature of this ______ day of _______________, _____



                                      ------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT C
                                                             to Credit Agreement
                             Sweep Plus Loan and Investment Services Description
                               Sweep Plus Loan and Investment Services Agreement

                            FIRST UNION NATIONAL BANK
                SWEEP PLUS LOAN & INVESTMENT SERVICES DESCRIPTION

[FIRST UNION LOGO]

      1. Company has indicated the type of investment choice(s) preferred for operation of the Services, and Bank has informed Company of the fees and charges associated with the chosen Services, which the Company agrees to pay in accordance with the Bank's published schedule of fees, as amended from time to time.

          (a) Bank shall calculate the daily "Net Cash Position" in Company's Demand Deposit Account Number _____________ (the "DDA"). The Net Cash Position is calculated by using the opening balance of available funds in the DDA, plus
(i) any maturing investment principal and interest due from the "Sweep Investment Account" (described below), and (ii) any deposits of collected funds posted to the DDA, minus (A) the daily posting of debits and account holds placed against the DDA by the Bank, (B) any floor balance which has been established by the Bank to cover returns, overdrafts, unpaid fees and charges assessed by the Bank and (C) the outstanding principal balance of the Note, if any.

          (b) If the Net Cash Position calculated above is a surplus, or credit balance, Company agrees that Bank is authorized, and requests the Bank to debit the DDA for the purpose of overnight investment of the surplus Net Cash Position.

     2. The overnight investment of a surplus Net Cash Position will occur if the investable balance is equal to or greater than the minimum specified by Bank for the instrument chosen by Company. Bank will deposit to the "Sweep Investment Account" the maturing principal plus interest each banking day so that the sum may be included in the current day's investment amount. Bank will determine the interest rate to be paid on a daily basis, in accordance with the applicable investment tier and investment instrument. Bank may periodically change the rate differentials between the tiers and the size and the number of tiers. Bank reserves the right to change the investment instruments and associated minimum investment requirements. Investment amounts will be rounded downward to the nearest $1,000.00 for investment purposes.

     3. In the event the Net Cash Position calculated above is a deficit, Bank will advance funds, if available, in accordance with a designated line of credit which Bank has established with Company for daily working capital purposes. Advances under this line of credit are hereby authorized to be made automatically by Bank on a daily basis, with loan principal to be repaid as collected funds create a surplus Net Cash Position. Loan interest will be charged to the DDA via ACH debit originated by the Bank on a monthly basis, unless otherwise agreed by the parties in writing. No load advances shall be made in an amount less than $1,000, and each loan advance shall be made in increments of $1,000 each. No loan advances shall be made if this Agreement or the Note is in default or has been terminated.

     4. Bank will notify Company as soon as is practicable if the amount required to fund the DDA exceeds the available account balance plus invested funds plus available funds in the line of credit. Unless collected funds to cover the deficiency are received by 12:00 p.m. Eastern Time the next Bank business day, Bank, at its discretion, may either return all items received from the time of deficiency or extend the overdraft. The return of checks by Bank constitutes termination of this Sevice, and all items subsequently presented may, at Bank's sole discretion, be returned. Company warrants that individuals who are authorized to sign Company's checks are also authorized to create overdrafts, should Bank exercise its discretion by allowing such overdrafts. Overdraft charges will be billed on a monthly basis in accordance with Bank's regular fee schedule.

     5. Company may provide Bank with additional instructions from time to time regarding the operation of the Services, including the choice of investments, enumeration of accounts, disposition of date and other matters involving the Services. All of the provisions of the Bank's Deposit Agreement and Disclosures for Non-Personal Accounts are incorporated herein by reference as fully as if set forth verbatim.



5a2358 (Rev 2.0)

 [First Union LOGO]


                           FIRST UNION NATIONAL BANK
                SWEEP PLUS LOAN & INVESTMENT SERVICES AGREEMENT

[Date]
------


[Borrower]
----------
[Address]
---------
[City State Zip]
----------------
[Contact Person, Title]
-----------------------
Telephone#:        [Telephone#]      Fax#:         [Fax#]
                   ------------                    -------
DDA Account#:      [DDA Account#]    Taxpayer ID#: [Taxpayer I.D.#]
                   --------------                  ----------------
Peg Amount:        $[Peg Amount:0.00]
                   ------------------


    First Union National Bank ("Bank") offers to its customers various
Cash Management Services, among which those described below may be found.
Bank and Borrower agree to establish this Agreement for Sweep Plus Loan & Investment Services described below (the "Services") as of the date set forth above. To the extent applicable by its terms, this Agreement shall modify and amend that certain Promissory Note between the parties dated [enter date], (the "Note")including in part the repayment terms set forth in the Note, as well as other terms; however, the Note shall continue to be due and payable in full on the maturity date stated in the Note, or upon demand, if so provided in the Note.

    1. Borrower has indicated the type of investment choice(s) preferred for the operation of the Services, and Bank has informed Borrower of the fees and charges associated with the chosen Services, which the Borrower agrees to pay in accordance with the Bank's schedule of fees, as amended from time to time.

        (a) Bank shall calculate the daily "Net Cash Position" in Borrower's Demand Deposit Account Number [enter a/c#](the "DDA"). The Net Cash Position is calculated by using the opening balance of available funds in the DDA, PLUS (i) any maturing investment principal and interest due from the "Sweep Investment Account" (described below), and (ii) any deposits of collected funds posted to the DDA, minus (A) the daily posting of debits and account holds placed against the DDA by the Bank, (B) any floor balance which has been established by the Bank to cover returns, overdrafts, unpaid fees and charges assessed by the Bank and (C) the outstanding principal balance of the Note, if any.

       (b) If the Net Cash Position calculated above is a surplus, or credit balance, Borrower agrees that Bank is authorized, and requests the Bank to debit the DDA for the purpose of overnight investment of the surplus Net Cash Position.


    2. The overnight investment of a surplus Net Cash Position will occur if the investable balance is equal to or greater than the minimum specified by Bank for the instrument chosen by Borrower. Bank will deposit to the" Sweep Investment Account" the maturing principal plus interest each banking day so that the sum may be included in the current day's investment amount. Bank will determine the interest rate to be paid on a daily basis, in accordance with the applicable investment tier and investment instrument. Bank may periodically change the rate differentials between the tiers and the size and the number of tiers. Bank reserves the right to change the investment instruments and associated minimum investment requirements. Investment amounts will be rounded downward to the nearest $1,000.00 for investment purposes.


     3. In the event the Net Cash Position calculated above is a deficit, Bank will advance funds, if available, in accordance with a designated line of credit which Bank has established with Borrower for daily working capitol purposes. Advances under this line of credit are hereby authorized to be made automatically by Bank on a daily basis, with loan principal to be repaid as collected funds create a surplus Net Cash Position. Loan interest will be charged to the DDA via ACH debit originated by the Bank on a monthly basis, unless otherwise agreed by the parties in writing. No loan advances shall be made in an amount less than $1,000.00, and each loan advance shall be made in increments of $1,000.00 each. No loan advances shall be made if this Agreement of the Note is in default or has been terminated.

     4. Bank will notify Borrower as soon as is practicable if the amount required to fund the DDA exceeds the available account balance plus invested funds plus available funds in the line of credit. Unless collected funds to cover the deficiency are recieved by 12:00 p.m. Eastern Time the next Bank business day, Bank, at its discretion, may either return all items received from the time of deficiency or extend the overdraft. The return of checks by Bank constitutes termination of this Service, and all items subsequently presented may, at Bank's sole discretion, be returned. Borrower warrants that individuls who are authorized to sign Borrower's checks are also authorized to create overdrafts, should Bank exercise its discretion by allowing such overdrafts. Overdraft charges will be billed on a monthly basis in accordance with Bank's regular fee schedule.

     5. Borrower may provide Bank with additional instructions from time to time regarding the operation of the Services, including the choice of investments, enumeration of accounts, disposition of date and other matters involving the Services. All of the provisions of the Bank's Deposit Agreement and Disclosures for Non-Personal Accounts are incorporated herein by reference as fully as if set forth verbatim.



                         [Insert standard borrower signature(s)]


                         FIRST UNION NATIONAL BANK


CORPORATE
SEAL                     By:____________________________________________
                            [Bank Officer's name],[Bank Officer's title]

                                                                       EXHIBIT D
                                                             to Credit Agreement



                       BORROWING CERTIFICATE

This Certificate is made pursuant to Subsection 5.1(d) of the Amended and Restated Credit Agreement of even date herewith (the "Credit Agreement") between COMPUTER LEARNING CENTERS, INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, as successor-by-merger to CORESTATES BANK, N.A. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies that, to his actual knowledge and belief:

     1. The representations and warranties of the Borrower set forth in the Credit Agreement and the other Credit Documents, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement, are true and complete in all material respects on and as of the date hereof;

     2. There are no bankruptcy, insolvency, reorganization, liquidation or dissolution proceedings pending or, to my knowledge, threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower; and

     3. As of the date of this Agreement, no Default or Event of Default exists.

          IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the
_____day of ___________________,__________.



                                              _________________________________
                                              Name:    Charles L. Cosgrove
                                              Title:   Vice President and Chief
                                                       Financial Officer

_______ OF ______________,SS:

     I HEREBY CERTIFY that on this _____ day of ________ 1996, before me, the undersigned, a Notary Public of said State, personally appeared __________, who acknowledged himself to be the ______ of Computer Learning Centers, Inc., and that he, as such, being authorized so to do, executed the foregoing instrument on behalf of the said Computer Learning Centers, Inc., for the purposes therein contained.

WITNESS my hand and Notarial Seal.


                                             ------------------------------
                                                       Notary Public

My Commission expires:


-----------------

                                                                       EXHIBIT E
                                                             to Credit Agreement

                                  PROJECTIONS

                                                                       EXHIBIT F
                                                             to Credit Agreement

                               CLCQ CAPITAL STOCK


Class                    Shareholder              Shares
-----                    -----------              ------
Common Shares            Borrower                 100

Dividend Access Shares   Borrower                 512,551

Dividend Access Shares   Marie-Josee Matte        7,229

Dividend Access Shares   Dolmen (1994) Inc.       28,628